MASTER REPURCHASE AGREEMENT
DEUTSCHE BANK AG, CAYMAN ISLANDS BRANCH, as buyer
(“Buyer”),
ALTISOURCE RESIDENTIAL, L.P., as seller (“Seller”), and
ALTISOURCE RESIDENTIAL CORPORATION (“Guarantor”)

Dated September 12, 2013

TABLE OF CONTENTS

		Page
1	Applicability	1
2	Definitions	1
3	Program; Initiation of Transactions	23
4	Repurchase; Release Price; Conversion to REO Property	25
5	Price Differential	27
6	Margin Maintenance	28
7	Income Payments	28
8	Conveyance; Security Interest; REO Property	30
9	Payment and Transfer	32
10	Conditions Precedent	32
11	Program; Costs	37
12	Servicing	41
13	Representations and Warranties	42
14	Covenants	48
15	Events of Default	54
16	Remedies Upon Default	57
17	Reports	61
18	Repurchase Transactions	64
19	Single Agreement	64
20	Notices and Other Communications	65
21	Entire Agreement; Severability	66
22	Non assignability	66
23	Set‑off	67
24	Binding Effect; Governing Law; Jurisdiction	67
25	No Waivers, Etc.	68
26	Intent	68
27	Disclosure Relating to Certain Federal Protections	69
28	Power of Attorney	69
29	Buyer May Act Through Affiliates	70
30	Indemnification; Obligations	70
31	Counterparts	71
32	Confidentiality	71

33	Recording of Communications	72
34	Periodic Due Diligence Review	72
35	Authorizations	73
36	Acknowledgement of Anti‑Predatory Lending Policies	73
37	Documents Mutually Drafted	74
38	General Interpretive Principles	74
39	Conflicts	74
40	Rental of REO Properties	75
41	Limitation on Liability of Owner Trustee	75

SCHEDULES

Schedule 1-A         Representations and Warranties with Respect to Trust Mortgage Loans

Schedule 1-B         Representations and Warranties with Respect to REO Properties

Schedule 1-C         Representations and Warranties with Respect to Trust Interests

Schedule 2        Authorized Representatives

EXHIBITS

Exhibit A-1	Form of Purchase Price Increase Request

Exhibit A-2	Form of Transition Event Increase Request

Exhibit B	Form of Transaction Request

Exhibit C	Loan Activity Report

Exhibit D-1	Form of Seller Power of Attorney

Exhibit D-2	Form of Trust Subsidiary Power of Attorney

Exhibit E	Seller's, Guarantor's and Trust Subsidiary's Tax Identification Number

Exhibit F	Existing Indebtedness

Exhibit G	Form of Servicer Notice and Acknowledgment

Exhibit H	Form of Property Manager Notice and Acknowledgment

Exhibit I	Form of Trust Assignment Agreement

1.Applicability
From time to time the parties hereto may enter into transactions in which the Seller agrees to transfer to Buyer the Trust Interests against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to the Seller such Trust Interests against the transfer of funds by Seller. From time to time, prior to the commencement of the Amortization Period, the Seller may request Purchase Price Increases for the Transaction involving the Trust Interests in conjunction with the transfer of REO Properties or Trust Mortgage Loans to the Trust Subsidiary, or increase in Asset Value with respect thereto, as a result of the increase in value of the Trust Interests. From time to time, prior to the commencement of the Amortization Period, the Seller may request Transition Event Increases for the Transaction involving the Trust Interests in conjunction with a Transition Event as a result of the increase in value of the Trust Interests. From time to time, the Seller may request a release of REO Property or Trust Mortgage Loans from the Trust Subsidiary in conjunction with an Optional Prepayment. This Agreement is a commitment by Buyer to engage in the Transactions (and requests for Purchase Price Increases and Transition Event Increases) as set forth herein up to the Maximum Aggregate Purchase Price; provided, that Buyer shall have no commitment to enter into any Transaction or agree to any Purchase Price Increase or Transition Event Increase requested (i) during the Amortization Period or (ii) that would result in the aggregate Purchase Price of then-outstanding Transactions to exceed the Maximum Aggregate Purchase Price. Each such transaction involving the transfer of the Trust Interests shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder.
On the initial Purchase Date, Buyer will purchase the Trust Interests from Seller in connection with the Transaction on such date.
On and after the initial Purchase Date and prior to the commencement of the Amortization Period, as part of a Purchase Price Increase Request or Transition Event Increase Request, Seller may request and Buyer will fund, subject to the terms and conditions of this Agreement, an increase in the Purchase Price for the Transactions in respect of the Trust Interests based upon the acquisition of additional REO Properties or additional Trust Mortgage Loans by the Trust Subsidiary or a Transition Event, as applicable. From time to time, the Seller may pay an Optional Prepayment to Buyer in accordance with Section 4.b hereof.

2.Definitions

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:
“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Accepted Servicing Practices” means, with respect to any Trust Mortgage Loan or REO Property, those mortgage servicing practices or property management practices that are in material compliance with all the requirements of all applicable laws, rules, regulations and any other similar legal process, including, but not limited to, any requirements of a Governmental Authority, as well as any state and local real estate, landlord tenant laws, and any applicable homeowners or condominium association requirements, using commercially reasonable efforts, as applicable, of prudent mortgage lending institutions which service mortgage loans and prudent property manager that manage property, respectively, in the jurisdiction where the related Mortgaged Property or REO Property is located.

“Act of Insolvency” means, with respect to any Person or its Affiliates, (a) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief that remains unstayed for thirty (30) days; (b) the seeking of the appointment of a receiver, trustee, custodian or similar official for such party or an Affiliate or any substantial part of the property of either; (c) the appointment of a receiver, conservator, or manager for such party or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (d) the making or offering by such party or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (e) the admission by such party or an Affiliate of such party of its inability to pay its debts or discharge its obligations as they become due or mature; or (f) that any Governmental Authority or agency or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such party or of any of its Affiliates, or shall have taken any action to displace the management of such party or of any of its Affiliates or to curtail its authority in the conduct of the business of such party or of any of its Affiliates.
“Adjusted Tangible Net Worth” has the meaning set forth in the Pricing Side Letter.
“Affected Party” means (i) Buyer or, to the extent Buyer utilizes a commercial paper conduit administered or managed by Buyer to finance the Transactions hereunder, such commercial paper conduit, (ii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to or for the benefit of Buyer or such commercial paper conduit, (iii) any agent, administrator, manager or trustee of or for Buyer or such commercial paper conduit, or (iv) any Affiliate of any of the foregoing that may be subject to the Basel III Regulations.
“Affiliate” means, with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.
“Agency” means Freddie Mac, Fannie Mae or GNMA, as applicable.
“Agreement” means this Master Repurchase Agreement, as it may be amended, supplemented or otherwise modified from time to time.
“Alternate Optional Prepayment Price” has the meaning specified in Section 4.b hereof.
“Amortization Period” has the meaning assigned to such term in the Pricing Side Letter.
“Amortization Utilization Fee” has the meaning assigned to such term in the Pricing Side Letter.
“Ancillary Income” means all income derived from the Trust Mortgage Loans (other than payments or other collections in respect of principal, interest and escrow payments attributable to the Trust Mortgage Loans) including, but not limited to, late charges, reconveyance fees, subordination fees, speedpay fees, mortgage pay on the web fees, automatic clearing house fees, demand statement fees, modification fees, if any, fees received with respect to checks on bank drafts returned by the related bank for insufficient funds, assumption fees and other similar types of fees arising from or in connection with any Trust Mortgage Loan to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note.

“Asset File” means, with respect to each Trust Mortgage Loan or REO Property, the documents and instruments relating to such Trust Mortgage Loan or REO Property, as applicable, and set forth in an exhibit to the Custodial Agreement.
“Asset Management Agreement” means that certain Asset Management Agreement, dated as of December 21, 2012, among Guarantor, Seller and Asset Manager.
“Asset Manager” means Altisource Asset Management Corporation, a U.S. Virgin Islands corporation in its capacity as asset manager under the Asset Management Agreement.
“Asset Schedule” means, with respect to any Transaction as of any date, an Asset Schedule in the form prescribed by the Custodial Agreement.
“Asset Value” has the meaning assigned to such term in the Pricing Side Letter.
“Assignment of Mortgage” means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to Buyer.
“Assignment of Proprietary Lease” means the specific agreement creating a first lien on and pledge of the Co-op Shares and the appurtenant Proprietary Lease securing a Co-op Loan.
“Attorney Bailee Letter” means a bailee letter substantially in the form prescribed by the Custodial Agreement or otherwise approved in writing by Buyer.
“Bank” means BMO Harris Bank, N.A. and any successor or assign or such other party specified by Buyer and approved by Seller, which approval shall not be unreasonably withheld.
“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.
“Basel III Regulation” shall mean, with respect to any Affected Party, any rule, regulation or guideline applicable to such Affected Party and arising directly or indirectly from (a) any of the following documents prepared by the Basel Committee on Banking Supervision of the Bank of International Settlements: (i) Basel III: International Framework for Liquidity Risk Measurement, Standards and Monitoring (December 2010), (ii) Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems (June 2011), (iii) Basel III: The Liquidity Coverage Ratio and Liquidity Risk Monitoring Tools (January 2013), or (iv) any document supplementing, clarifying or otherwise relating to any of the foregoing, or (b) any accord, treaty, statute, law, rule, regulation, guideline or pronouncement (whether or not having the force of law) of any Governmental Authority implementing, furthering or complementing any of the principles set forth in the foregoing documents of strengthening capital and liquidity, in each case as from time to time amended, restated, supplemented or otherwise modified.
“BPO” means an opinion of the fair market value of a Mortgaged Property, REO Property or parcel of real property given by a licensed real estate agent or broker in conformity with customary and usual business practices, which includes comparable sales and comparable listings, or such other valuation approved by Buyer in writing in its sole and absolute discretion; provided that no BPO shall be valid if (i) as of the related Purchase Date, it is dated earlier than ninety (90) days prior to such Purchase Date and (ii) as of any date of determination after the related Purchase Date (a) with respect to Performing Mortgage Loans and Re-Performing Mortgage Loans, two hundred and seventy (270) days prior to such date of determination and (b) with respect to Non-performing Mortgage Loans, one hundred and eighty (180) days prior to such date of determination.
“Bulk REO Sale” means, with respect to any day, a sale of REO Properties that are subject to a Transaction by the Trust Subsidiary the aggregate Asset Value of which is greater than or equal to ten percent (10%) of the aggregate Asset Value of all Trust Mortgage Loans and REO Properties that are subject to a Transaction on such date prior to giving effect to such sale.

“Business Day” means any day other than (i) a Saturday or Sunday; (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed or (iii) a public or bank holiday in New York City, Florida, Delaware or the U.S. Virgin Islands.
“Buyer” means Deutsche Bank AG, Cayman Islands Branch, and any successor or assign hereunder.
“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.
“Cash Equivalents” means (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of Buyer or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of Buyer or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A‑1 or the equivalent thereof by S&P or P‑1 or the equivalent thereof by Moody's and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by Buyer or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
“Category” means the category or type of Trust Mortgage Loan or REO Property as delineated in the definition of Asset Value, Pricing Rate and Purchase Price Percentage.
“Change in Control” means:
(a)    any transaction or event as a result of which the General Partner ceases to own, directly, 100% of the general partnership interests of Seller;
(b)    any transaction or event as a result of which the Guarantor ceases to own, directly, 100% of the membership interests of General Partner;

(c)    the sale, transfer, or other disposition of all or substantially all of Seller's, General Partner's or the Guarantor's assets (excluding any such action taken in connection with any securitization transaction and any action contemplated by the Program Agreements);
(d)    the consummation of a merger or consolidation of Seller with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's stock or other voting interests outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders or holders of voting interests of Seller, General Partner or Guarantor immediately prior to such merger, consolidation or other reorganization;
(e)    the acquisition by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder), directly or indirectly, beneficially or of record, of ownership or control of in excess of 50% of the voting common stock of Guarantor on a fully diluted basis at any time; or
(f)     the Asset Manager ceases to manage the businesses and affairs of the General Partner and the Seller pursuant to the Asset Management Agreement.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collection Account” means the account established and referenced in the Collection Account Control Agreement, into which all Income shall be deposited.
“Collection Account Control Agreement” means that certain collection account control agreement, among Buyer, Seller, Trust Subsidiary and Bank, in form and substance reasonably acceptable to Buyer, as it may be amended, supplemented or otherwise modified from time to time.
“Co-op” means a private, cooperative housing corporation, having only one class of stock outstanding, which owns or leases land and all or part of a building or buildings, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes the sale of stock and the issuance of a Proprietary Lease.
“Co-op Corporation” means, with respect to any Co-op Loan, the cooperative apartment corporation that holds legal title to the related Co-op Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.
“Co-op Lien Search” means a search for (a) federal tax liens, mechanics' liens, lis pendens, judgments of record or otherwise against (i) the Co-op Corporation and (ii) seller of the Co-op Unit, (b) filings Uniform Commercial Code financing statements and (c) the deed of the Co-op Project into the Co-op Corporation.
“Co-op Loan” means a Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and collateral assignment of the related Proprietary Lease.
“Co-op Project” means, with respect to any Co-op Loan, all real property and improvements thereto and rights therein and thereto owned by a Co-op Corporation including without limitation the land, separate dwelling units and all common elements.

“Co-op Shares” means, with respect to any Co-op Loan, the shares of stock issued by a Co-op Corporation and allocated to a Co-op Unit and represented by a stock certificates.
“Co-op Unit” means, with respect to any Co-op Loan, a specific unit in a Co-op Project.
“Custodial Agreement” means the custodial agreement, dated as of the date hereof, among Seller, Buyer, Trust Subsidiary and Custodian, as it may be amended, supplemented or otherwise modified from time to time.
“Custodial Asset Schedule” has the meaning assigned to such term in the Custodial Agreement.
“Custodian” means Wells Fargo Bank, N.A. or such other party specified by Buyer and approved by Seller, which approval shall not be unreasonably withheld.
“Deed” means the deed issued in connection with a foreclosure sale of a Mortgaged Property or in connection with receiving a deed in lieu of foreclosure evidencing title to the related REO Property.
“Default” means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.
“Dollars” and “$” means dollars in lawful currency of the United States of America.
“Due Date” means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.
“Due Diligence Cap” has the meaning assigned to such term in the Pricing Side Letter.
“Effective Date” means the date upon which the conditions precedent set forth in Section 10(a) shall have been satisfied.
“Electronic Tracking Agreement” means an Electronic Tracking Agreement among Buyer, Seller, the applicable Servicer, MERS and MERSCORP Holdings, Inc., to the extent applicable as the same may be amended from time to time.
“Eligible Trust Interest” means any Trust Interest that satisfies the representations and warranties set forth on Schedule 1-C with respect thereto.
“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership (or profit) interests in a Person (other than a corporation), securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interest in) such Person, and any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any corporation or trade or business that, together with Seller or Guarantor is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as single employer described in Section 414(b), (c), (m) or (o) of the Code.

“Escrow Payments” means, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.
“Event of Default” has the meaning specified in Section 15 hereof.
“Event of Termination” means with respect to Seller or Guarantor (a) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days after the occurrence of such event, or (b) the withdrawal of Seller or Guarantor or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (c) the failure by Seller or Guarantor or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA, or (d) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Seller, Guarantor or any ERISA Affiliate thereof to terminate any Plan, or (e) the failure to meet requirements of Section 436 of the Code with respect to any Plan resulting in such Plan's loss of qualified status under Section 401(a)(29) of the Code, or (f) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (g) the receipt by Seller, Guarantor or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (f) has been taken by the PBGC with respect to such Multiemployer Plan, or (h) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller, Guarantor or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412(b) or 430(k) of the Code with respect to any Plan.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to Buyer or other recipient of any payment hereunder or required to be withheld or deducted from a payment to Buyer or such other recipient: (a) income Taxes based on (or measured by) net income or net profits, franchise Taxes and branch profits Taxes that are imposed on Buyer or other recipient of any payment hereunder as a result of being organized under the laws of, or having its principal office or its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof); (b) income Taxes based on (or measured by) net income or net profits, franchise Taxes and branch profits Taxes that are imposed on Buyer or other recipient of any payment hereunder as a result of a present or former connection between such Buyer or other recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or Taxing authority thereof; (c) any Tax imposed on Buyer or other recipient of a payment hereunder that is attributable to such Buyer's or other recipient's failure to comply with relevant requirements set forth in Section 11(e); (d) any withholding Tax that is imposed on amounts payable to or for the account of Buyer or other recipient of a payment hereunder pursuant to a law in effect on the date such person becomes a party to or under this Agreement, or such person changes its lending office; (e) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Indebtedness” has the meaning specified in Section 13.a(23) hereof.
“Existing Lien” means, on any date, a Lien relating to a Trust Mortgage Loan or REO Property (i) existing immediately prior to the initial Purchase Date or the initial Purchase Price Increase Date with respect thereto, as applicable, (ii) the existence of which resulted in (a) a decreased cost basis at the time of the acquisition by the Guarantor, Seller or Trust Subsidiary, as applicable, of such Trust Mortgage Loan or REO Property from an unaffiliated third party or (b) to the extent clause (a) is not applicable, a decrease in the Market Value assigned by Buyer thereafter, (iii) reference to which has not previously been included by

Seller in a Transition Event Increase Request and (iv) that is superior to the position of the related Mortgage, if any.
“Fannie Mae” means the Federal National Mortgage Association or any successor thereto.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“FHA” means the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.
“FHA Approved Mortgagee” means a corporation or institution approved as a mortgagee by the FHA under the National Housing Act, as amended from time to time, and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.
“FHA Loan” means a Mortgage Loan which is the subject of a valid FHA Mortgage Insurance Contract.
“FHA Mortgage Insurance” means, mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.
“FHA Mortgage Insurance Contract” means the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.
“FHA Regulations” means the regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.
“Fidelity Insurance” shall mean insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Seller's regulators.
“Freddie Mac” means the Federal Home Loan Mortgage Corporation or any successor thereto.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis.
“General Partner” means Altisource Residential GP, LLC.
“GNMA” means the Government National Mortgage Association or any successor thereto.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Seller, Guarantor, Buyer, Property Manager or any Servicer, as applicable.

“Gross Margin” means, with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.
“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep‑well, to purchase assets, goods, securities or services, or to take‑or‑pay or otherwise); provided that the term “Guarantee” shall not include (a) endorsements for collection or deposit in the ordinary course of business, or (b) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgage Loan or Mortgaged Property, to the extent required by Buyer. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.
“Guarantor” means Altisource Residential Corporation, in its capacity as guarantor under the Guaranty.
“Guaranty” means the guaranty of Guarantor dated as of the date hereof as the same may be amended from time to time, pursuant to which the Guarantor fully and unconditionally guarantees the obligations of Seller hereunder.
“High Cost Mortgage Loan” means a Mortgage Loan (a) classified as a “high cost” loan under the Home Ownership and Equity Protection Act of 1994; (b) classified as a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) having a percentage listed under the Indicative Loss Severity Column (the column that appears in the S&P Anti-Predatory Lending Law Update Table, included in the then-current S&P's LEVELS® Glossary of Terms on Appendix E).
“Income” means, with respect to any Trust Interest, Trust Mortgage Loan, or REO Property, without duplication, all principal and income or dividends or distributions received with respect to Trust Interest, Trust Mortgage Loan, or REO Property, including any sale or liquidation premiums, Liquidation Proceeds, insurance proceeds, net rental income, interest, dividends or other distributions payable thereon or any fees or payments of any kind received by the related Servicer or the Property Manager, but excluding any amounts permitted to be retained by such Servicer or the Property Manager pursuant to the Servicing Agreement or REO Asset Management Agreement, as applicable.
“Indebtedness” means, for any Person: at any time, and only to the extent outstanding at such time: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within ninety (90) days after the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy‑back agreements or like arrangements, including, without limitation, any Indebtedness arising hereunder; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) Indebtedness of general partnerships of which such Person is a general partner and (j) with respect to clauses (a)‑(i) above both on and off balance sheet; in each case excluding Non-Recourse Debt.
“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller hereunder.
“Index” means, with respect to any adjustable rate Mortgage Loan, the index identified on the Asset Schedule and set forth in the related Mortgage Note for the purpose of calculating the applicable Mortgage Interest Rate.
“Lien” means any mortgage, lien, pledge, charge, security interest or similar encumbrance.
“Liquidated Asset” means (i) a Trust Mortgage Loan that has been sold, refinanced or prepaid in full or was subject to a short sale or (ii) a REO Property that has been sold.
“Liquidation Proceeds” means, for any Trust Mortgage Loan, or REO Property that becomes a Liquidated Asset, the proceeds received on account of the liquidation of such Trust Mortgage Loan or REO Property.
“Margin Call” has the meaning specified in Section 6.a hereof.
“Margin Deadline” has the meaning specified in Section 6.b hereof.
“Margin Deficit” has the meaning specified in Section 6.a hereof.
“Margin Threshold” means $325,000.
“Market Value” has the meaning assigned to such term in the Pricing Side Letter.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of Seller, Guarantor, the Trust Subsidiary or any Affiliate that is a party to any Program Agreement taken as a whole; (b) a material impairment of the ability of Seller, Guarantor, the Trust Subsidiary or any Affiliate that is a party to any Program Agreement to perform under any Program Agreement and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against Seller, Guarantor, the Trust Subsidiary or any Affiliate that is a party to any Program Agreement, in each case as determined by the Buyer in its sole good faith discretion.
“Maximum Aggregate Purchase Price” has the meaning assigned to such term in the Pricing Side Letter.
“MERS” means Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.
“MERS System” means the system of recording transfers of mortgages electronically maintained by MERS.

“Minimum Maintenance Amount” means, with respect to the REO Properties and Trust Mortgage Loans as of any date of determination, the sum of (i) the product of (a) the Asset Value of each REO Property and Trust Mortgage Loan as of such date of determination and (b) Minimum Maintenance Percentage and (ii) the amount on deposit in the Property Manager Custodial Account, the Servicer Custodial Account, the Collection Account and the Reserve Account in excess of the amounts needed to remit payments under Section 7.b(1) and Section 7.b(2) on the succeeding Payment Date, such calculation to be made on a pro forma basis for the period through such Payment Date and taking into account any Purchase Price Increase or Transition Event Increase made on the date of such calculation.
“Minimum Maintenance Percentage” has the meaning assigned to such term in the Pricing Side Letter.
“Modified Mortgage Loan” means a Trust Mortgage Loan that has been modified by the Seller or the applicable Servicer from its original terms in accordance with Accepted Servicing Practices following the acquisition of Subsidiary Trust of such Trust Mortgage Loan.
“Monthly Payment” means the scheduled monthly payment of principal and/or interest on a Mortgage Loan.
“Moody's” means Moody's Investors Service, Inc. or any successors thereto.
“Mortgage” means each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a lien on real property and other property and rights incidental thereto, unless such Mortgage is granted in connection with a Co-op Loan, in which case the first lien position is in the stock of the subject cooperative association and in the tenant's rights in the cooperative lease relating to such stock.
“Mortgage Interest Rate” means the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.
“Mortgage Interest Rate Cap” means, with respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.
“Mortgage Loan” means any first lien closed loan which is a fixed or floating‑rate, one‑to‑four‑family residential mortgage loan evidenced by a promissory note and secured by a first lien mortgage.
“Mortgage Note” means the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.
“Mortgaged Property” means the real property securing repayment or other Co-op Loan collateral of the debt evidenced by a Mortgage Note.
“Mortgagor” means the obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.
“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Seller, Guarantor or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Non‑performing Mortgage Loan” means any Mortgage Loan for which any payment of principal or interest is thirty (30) days or more past due.
“Non-Recourse Debt” means Indebtedness under a credit or repurchase facility payable solely from the assets sold or pledged to secure such facility and under which facility no purchaser or creditor has recourse to Seller or Guarantor if such assets are inadequate or unavailable to pay off such credit or repurchase facility, and neither Seller nor Guarantor effectively has any obligation to directly or indirectly pay any such deficiency.
“Non‑Utilization Fee” has the meaning assigned to such term in the Pricing Side Letter.
“Obligations” means (a) all of Seller's indebtedness, obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Payment Date, and other obligations and liabilities, to Buyer, its Affiliates or Custodian arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b) any and all reasonable and documented sums paid by Buyer or on behalf of Buyer in order to preserve any Trust Mortgage Loan, REO Property or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller's indebtedness, obligations or liabilities referred to in clause (a), the reasonable and documented expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Trust Mortgage Loan or REO Property, or of any exercise by Buyer of its rights under the Program Agreements, including, without limitation, reasonable and documented attorneys' fees and disbursements and court costs; and (d) all of Seller's indemnity obligations to Buyer or Custodian or both pursuant to the Program Agreements.
“Ocwen” means Ocwen Mortgage Servicing, Inc.
“Ocwen Change in Control” means, after the date hereof, any Person or group of Persons acting in concert shall have acquired (within the meaning of § 13(d)(3) of the Securities Exchange Act of 1934), directly or indirectly, 50% or more of the outstanding Equity Interests of Ocwen.
“OFAC” has the meaning set forth in Section 13.a(26) hereof.
“Officer's Compliance Certificate” has the meaning assigned to such term in the Pricing Side Letter.
“Optional Prepayment” has the meaning specified in Section 4.b hereof.
“Optional Prepayment Date” has the meaning specified in Section 4.b hereof.
“Optional Prepayment Notice” has the meaning specified in Section 4.b hereof.
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any excise, sales, goods and services or transfer taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Program Agreement, in each case, other than Excluded Taxes.
“Owner Trustee” means Wilmington Savings Fund Society, FSB, acting not in its individual capacity, but solely as owner trustee for the Trust Subsidiary, or any successor approved by Buyer.

“Payment Date” means, with respect to a Purchased Asset, the 12th Business Day of the month following the related Purchase Date and each succeeding 12th Business Day of the month thereafter; provided, that, with respect to such Purchased Asset, the final Payment Date shall be the related Repurchase Date.
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Performing Mortgage Loan” means any Mortgage Loan for which any payment of principal or interest (a) is not thirty (30) days or more past due and (b) has not been thirty (30) days or more past due during the immediately preceding twelve (12) month period.
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Plan” means an employee benefit or other plan established or maintained by Seller, Guarantor or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.
“Post Default Rate” has the meaning assigned to such term in the Pricing Side Letter.
“Power of Attorney” means the power of attorney in the form of Exhibit D-1 or Exhibit D-2 delivered by Seller and the Trust Subsidiary, as applicable.
“Price Differential” means with respect to any Trust Mortgage Loan or REO Property, as applicable, as of any date of determination, an amount equal to the product of (a) the Pricing Rate for such Trust Mortgage Loan or REO Property, as applicable, and (b) the Purchase Price for such REO Property or Trust Mortgage Loan, as applicable, calculated daily on the basis of a 360‑day year for the actual number of days during the period commencing on (and including) the initial Purchase Price Increase Date for such REO Property or Trust Mortgage Loan, as applicable, and ending on (but excluding) the Repurchase Date or the Optional Prepayment Date with respect to such REO Property or Trust Mortgage Loan, as applicable.
“Pricing Rate” has the meaning assigned to such term in the Pricing Side Letter.
“Pricing Side Letter” means, the letter agreement dated as of the date hereof, among Buyer, Seller, and Guarantor, as the same may be amended from time to time.
“Program Agreements” means, collectively, this Agreement, the Guaranty, the Custodial Agreement, the Pricing Side Letter, the Electronic Tracking Agreement, if any, each Power of Attorney, the Servicer Notice, the Property Manager Notice, the Collection Account Control Agreement, the Servicer Custodial Account Control Agreement and the Property Manager Custodial Account Control Agreement.
“Prohibited Person” has the meaning set forth in Section 13.a(26) hereof.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Property Manager” means collectively, Altisource Solutions S.À.R.L. and its Subsidiaries.
“Property Manager Custodial Account” means the account established and referenced in the Property Manager Custodial Account Control Agreement, into which all Income relating to the REO Properties being managed by the Property Manager shall be deposited.

“Property Manager Custodial Account Control Agreement” means that certain account control agreement, among Buyer, Altisource Solutions S.À.R.L. and Bank, in form and substance reasonably acceptable to Buyer, as it may be amended, supplemented or otherwise modified from time to time.
“Property Manager Notice” means the notice acknowledged by Altisource Solutions S.À.R.L. in the form and substance of Exhibit H hereto.
“Property Manager Termination Event” means (i) a material breach by the Property Manager of any covenant or representation and warranty (including, but not limited to any covenant or representation and warranty set forth in this Agreement or any other Program Agreement and the Servicing Guidelines) relating to, and materially adversely effecting any REO Property, and the lapse of the applicable cure period with respect thereto (if any), as reasonably determined by the Seller; (ii) the occurrence of an Event of Default or (iii) the occurrence of an Act of Insolvency with respect to the Property Manager.
“Proprietary Lease” means the lease on a Co-op Unit evidencing the possessory interest of the owner in the Co-op Shares in such Co-op Unit.
“Purchase Date” means the date on which a Purchased Asset is to be transferred by Seller to Buyer.
“Purchase Price” means with respect to each REO Property and Trust Mortgage Loan:
(a) on the Purchase Date or the most recent Purchase Price Increase Date or Transition Event Increase Date relating thereto, as applicable, the applicable Purchase Price Percentage multiplied by the Asset Value of such Trust Mortgage Loan or REO Property, as applicable;
(b) on any day after the Purchase Date or the most recent Purchase Price Increase Date or Transition Event Increase Date relating thereto, as applicable, except where Buyer and Seller agree otherwise, the amount determined under preceding clause (a) decreased by the amount of any cash transferred by Seller to Buyer as a reduction of Purchase Price pursuant to Sections 4, 6 and 7 hereof.
“Purchase Price Increase” means an increase in the Purchase Price for the Trust Interests based upon Trust Subsidiary acquiring additional REO Property or Trust Mortgage Loans or an increase in the Asset Value related thereto (excluding any increase in Asset Value attributable to a Trust Mortgage Loan converting into a REO Property), as applicable, to which such portion of the Purchase Price is allocated, as requested by the Seller pursuant to Section 3(b) hereof.
“Purchase Price Increase Date” means the date on which a Purchase Price Increase is made with respect to a Trust Mortgage Loan or a REO Property.
“Purchase Price Increase Request” means a request via email, in the format approved by Buyer and containing the information set forth in Exhibit A-1 or in such other form as may be mutually agreed to by Seller and Buyer, from the Seller to Buyer requesting a Purchase Price Increase for Trust Interests and indicating that it is a Purchase Price Increase Request under this Agreement.
“Purchase Price Percentage” has the meaning assigned to such term in the Pricing Side Letter.
“Purchased Assets” means the collective reference to the Trust Interests together with the beneficial interest in the Trust Mortgage Loans and REO Properties represented thereby and the Repurchase Assets related to such Trust Interests transferred by Seller to Buyer in a Transaction hereunder, listed on the related Asset Schedule attached to the related Transaction Request, which such Asset Files the Custodian has been instructed to hold pursuant to the Custodial Agreement.
“Qualified Insurer” means an insurance company duly authorized and licensed where required by law to transact insurance business and approved as an insurer by Fannie Mae or Freddie Mac.
“Qualified Title Insurance Company” means any title insurance company agreed upon by Buyer and Seller.
“Recognition Agreement” means, an agreement among a Co-op Corporation, a lender and a Mortgagor with respect to a Co-op Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Co-op Loan, and (ii) make certain agreements with respect to such Co-op Loan.
“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller, General Partner, Guarantor, Trust Subsidiary, any Servicer, the Property Manager or any other person or entity with respect to a Trust Mortgage Loan or REO Property. Records shall include the Mortgage Notes, any Mortgages, the Asset Files, the credit files related to the Trust Interests and any other instruments necessary to document or service a Trust Mortgage Loan. For REO Properties, Records shall include the Asset Files and any other instruments necessary to document or manage a REO Property.
“Regulatory Capital Event” means a determination made by Buyer in good faith that, due to the introduction of, any change in, or required change in compliance by Buyer with (i) any eurocurrency reserve requirement or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) (A) there shall be an increase in the cost to Buyer in engaging in the present or any future Transactions or remitting Purchase Price Increases or Transition Event Increases or (B) that Buyer is not permitted to continue to be the Buyer under this Agreement.
“REIT” means a real estate investment trust, as defined in Section 856 of the Code.
“Release Price” means with respect to each REO Property and Trust Mortgage Loans, as applicable, the sum of (a) the Purchase Price for such REO Property or Trust Mortgage Loan, as applicable, (b) all accrued unpaid Price Differential related to such REO Property or Trust Mortgage Loan and (c) a pro rata portion of any other amounts due and payable to the Buyer hereunder, based on the outstanding Purchase Price of such REO Property or Trust Mortgage Loan, as applicable, in each case, as of the date on which the Release Price is payable.
“Renovation Standards” means the maintenance, repairs, improvements and installations that are necessary (i) for a REO Property to conform to applicable material Requirements of Law and not deviate materially (in a negative way) from local rental market standards for the area in which such REO Property is located and (ii)  for a  REO Property to conform to Requirements for Existing Housing One to Four Family Units (4905.1) or Minimum Property Standard for One and Two Family Dwellings (200.926) as applicable, as published by the United States Department of Housing and Urban Development.
“Rental Percentage” means, as of any date of determination, the ratio expressed as a percentage, the numerator of which is the sum of the Asset Values of each Rental Property and the denominator of which is the aggregate Asset Value of all Trust Mortgage Loans and REO Properties.
“Rental Property” means any REO Property that (i) has been a REO Property for longer than six months and is not marketed for sale or in the process of being marketed for sale, (ii) is leased, or in the process of being leased, to a tenant or (iii) has been designated for inclusion in Seller's rental program; provided, however, that if, subsequent to a REO Property becoming a Rental Property under this clause (iii), the Property Manager determines that such REO Property is not suitable for inclusion in the Seller's rental program, such REO Property will cease to be a Rental Property.
“REO Asset Management Agreement” means that certain Master Services Agreement, dated as of December 21, 2012, by and between Altisource Solutions S.À.R.L. and Guarantor.
“REO Property” means real property acquired by or transferred to Trust Subsidiary, including a Mortgaged Property acquired through foreclosure of a Mortgage Loan or by deed in lieu of such foreclosure, the fee title of which is held by the Trust Subsidiary.
“Re-performing Mortgage Loan” means any Mortgage Loan for which any payment of principal or interest (a) is not thirty (30) days or more past due and (b) has been thirty (30) days or more past due during the immediately preceding twelve (12) month period.
“Reporting Date” means the 15th day of each month or, if such day is not a Business Day, the next succeeding Business Day.
“Repurchase Assets” has the meaning assigned thereto in Section 8.a hereof.
“Repurchase Date” means the earliest of (a) the Termination Date, (b) the date requested pursuant to Section 4.c and (c) the date determined by application of Section 16.a hereof.
“Repurchase Price” means the price at which Purchased Assets are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) with respect to Trust Interests, the aggregate Release Price of all REO Properties and all Trust Mortgage Loans owned by the Trust Subsidiary.
“Request for Certification” means a notice sent to the Custodian reflecting the transfer of one or more REO Properties or transfer of one or more Trust Mortgage Loans to the Trust Subsidiary hereunder.
“Required Reserve Amount” has the meaning assigned to such term in the Pricing Side Letter.
“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other Governmental Authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Reserve Account” means an account designated by Buyer and maintained by the Bank on behalf of the Buyer into which the Seller shall maintain the Required Reserve Amount in accordance with this Agreement.
“Responsible Officer” means (a) as to any Person, the chief executive officer (or equivalent) or, with respect to financial matters, the chief financial officer (or equivalent) of such Person and (b) as to the Owner Trustee for the Trust Subsidiary, any officer in the corporate trust department with direct responsibility for administering the Trust Subsidiary.
“S&P” means Standard & Poor's Ratings Services, or any successor thereto.
“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Seller” means Altisource Residential, L.P. or its permitted successors and assigns.
“Servicer” means Ocwen or, with respect to newly acquired Trust Mortgage Loans or REO Properties, a third party interim servicer approved by Buyer in its reasonable discretion.
“Servicer Custodial Account” means the account established and referenced in the Servicer Custodial Account Control Agreement, into which all Income relating to the Trust Mortgage Loans and REO Properties being serviced by the Servicer shall be deposited.
“Servicer Custodial Account Control Agreement” means that certain account control agreement, among Buyer, Ocwen and an account bank reasonably acceptable to Buyer, in form and substance reasonably acceptable to Buyer, as it may be amended, supplemented or otherwise modified from time to time.
“Servicer Notice” means the notice acknowledged by each Servicer substantially in the form and substance of Exhibit G hereto.
“Servicer Termination Event” means (i) the failure of any Servicer to perform any of its duties in any material respect (including, but not limited to any obligations set forth in this Agreement or any other Program Agreement and the Servicing Guidelines); (ii)  the failure of Ocwen, as Servicer, to be a Fannie Mae, Freddie Mac or GNMA approved servicer; (iii) the failure of any Servicer to make servicing advances with respect to any Trust Mortgage Loan or REO Property in accordance with the terms of the Servicing Agreement, (iv) the occurrence of an Event of Default, (v) the occurrence of an Act of Insolvency with respect to the Servicer or (vi) the occurrence of an Ocwen Change in Control.
“Servicing Agreement” means (a) with respect to Ocwen, that certain Servicing Agreement by and between Seller and Ocwen, dated as of December 21, 2012, as amended by that certain Amendment No. 1 to the Servicing Agreement, dated as of April 1, 2013, by and between Seller and Ocwen (and as may be further amended, supplemented, restated, or otherwise modified from time to time) and (b) any other servicing agreement with a Servicer in form and substance acceptable to Buyer.
“Servicing Guidelines” means the standards, procedures and guidelines of each Servicer for servicing Trust Mortgage Loans and REO Properties in accordance with the Servicing Agreements and Accepted Servicing Practices.
“Servicing Rights” means rights of any Person to administer, service or subservice, the Trust Mortgage Loans or REO Property or to possess related Records.
“SIPA” means the Securities Investor Protection Act of 1970, as amended from time to time.
“Stock Certificate” means, with respect to a Co-op Loan, the certificates evidencing ownership of the Co-op Shares issued by the Co-op Corporation.
“Stock Power” means, with respect to a Co-op Loan, an assignment of the Stock Certificate or an assignment of the Co-op Shares issued by the Co-op Corporation.
“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
“Take‑out Commitment” means a commitment of Seller or Trust Subsidiary, as applicable, to sell one or more identified Trust Mortgage Loans or REO Properties to a Take-out Investor.
“Take‑out Investor” means any Person which has made a commitment to purchase from Seller or Trust Subsidiary, as applicable, one or more identified Trust Mortgage Loans or REO Properties and has been approved by Buyer.
“Taxes” means any and all present or future taxes (including social security contributions and value added taxes), levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges), withholdings or other charges of any nature whatsoever imposed by any Governmental Authority.
“Termination Date” has the meaning assigned to such term in the Pricing Side Letter.
“Third-Party Sale” means the sale of any Trust Mortgage Loan or REO Property to a third party purchaser; provided that any sale of a Trust Mortgage Loan or REO Property shall not be a Third-Party Sale if such sale results from an optional or mandatory repurchase of such Trust Mortgage Loan or REO Property by such third-party purchaser.
“Title Inquiry” means any of the following initiated by Buyer: (a) review title and identify any clouds, encumbrances, vesting errors, exceptions, or other items that may affect marketability and/or insurability based upon the title review guidelines; (b) title curative services; (c) confirmation of compliance with the representations and warranties set forth in Schedule I-B of this Agreement for each REO Property; and (d) confirmation that the title company providing the title insurance policy for a REO Property is a Qualified Title Insurance Company.
“Transaction” has the meaning set forth in Section 1 hereof.
“Transaction Request” means a request via email, in the format approved by Buyer and containing the information set forth in Exhibit B or in such other form as may be mutually agreed to by Seller and Buyer, from the Seller to Buyer notifying Buyer that Seller wishes to enter into a Transaction hereunder that indicates that it is a Transaction Request under this Agreement.
“Transition Event” means either (i) the conversion of a Trust Mortgage Loan to a REO Property, (ii) the conversion of a REO Property to a Rental Property under clauses (ii) and (iii) of the definition of Rental Property subsequent to the Purchase Date or related Purchase Price Increase Date, as applicable, or (iii) the extinguishment of an Existing Lien on a Trust Mortgage Loan or REO Property.
“Transition Event Increase” means an increase in the Purchase Price for the Trust Interests based upon the occurrence of a Transition Event as requested by the Seller and approved by the Buyer pursuant to Section 3.f hereof.
“Transition Event Increase Date” means the date on which a Transition Event Increase is made with respect to a Trust Mortgage Loan or a REO Property.
“Transition Event Increase Request” means a request via email, in the format approved by Buyer and containing the information set forth in Exhibit A-2 or in such other form as may be mutually agreed to by Seller and Buyer, from the Seller to Buyer requesting a Transition Event Increase for Trust Interests and indicating that it is a Transition Event Increase Request under this Agreement.
“Trust Agreement” means that certain Amended and Restated Trust Agreement, dated as of September 12, 2013, between Seller as depositor and administrator and Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.
“Trust Assignment Agreement” means, with respect to a transfer of Trust Mortgage Loans or REO Properties to the Trust Subsidiary by the Seller, the Guarantor, or an Affiliate or Subsidiary thereof, an Assignment and Assumption Agreement, substantially in the form of Exhibit I hereto, between such transferor entity and the Trust Subsidiary pursuant to which the Trust Subsidiary has acquired and shall acquire REO Property and Trust Mortgage Loans.
“Trust Certificates” means, collectively, the certificates evidencing 100% of the Trust Interests for the Trust Subsidiary.
“Trust Interests” means any and all of Seller's interests, as the case may be, including units of trust interest designated as “securities” (as defined in Section 8-102 of the Uniform Commercial Code), in Trust Subsidiary, including, without limitation, all its rights to participate in the operation or management of the Trust Subsidiary and all its rights to properties, assets, trust interests and distributions under the Trust Agreements in respect of such trust interests. “Trust Interests” also include (i) all accounts receivable arising out of the Trust Agreement; (ii) all general intangibles arising out of the Trust Agreement; and (iii) to the extent not otherwise included, all proceeds of any and all of the foregoing (including within proceeds, whether or not otherwise included therein, any and all contractual rights of Seller under any revenue sharing or similar agreement to receive all or any portion of the revenues or profits of such Trust Subsidiary).
“Trust Mortgage Loan” means a Mortgage Loan legal title to which is held by the Trust Subsidiary.
“Trust Receipt” means, with respect to any Transaction as of any date, a receipt in the form attached as an exhibit to the Custodial Agreement.
“Trust Subsidiary” means ARLP Trust 2.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.
“VA” means the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.
“VA Approved Lender” means a lender which is approved by the VA to act as a lender in connection with the origination of VA Loans.
“VA Loan” means a Mortgage Loan which is subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate.
“VA Loan Guaranty Agreement” means the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen's Readjustment Act, as amended.

3.Program; Initiation of Transactions
a.On the initial Purchase Date, Buyer will purchase the Trust Interests from Seller. This Agreement is a commitment by Buyer to enter into Transactions, Purchase Price Increases and Transition Event Increases with Seller for an aggregate amount up to the Maximum Aggregate Purchase Price. This Agreement is not a commitment by Buyer to enter into Transactions, Purchase Price Increases or Transition Event Increases with Seller for amounts exceeding the Maximum Aggregate Purchase Price, but rather, sets forth the procedures to be used in connection with periodic requests for Buyer to enter into such Transactions, Purchase Price Increases or Transition Event Increases with Seller. Seller hereby acknowledges that Buyer is under no obligation to agree to enter into, or to enter into, any Transaction, Purchase Price Increase or Transition Event Increases pursuant to this Agreement to the extent such Transaction, Purchase Price Increase or Transition Event Increase would cause the Purchase Price to exceed the Maximum Aggregate Purchase Price. All Trust Mortgage Loans shall be serviced by Servicers and all REO Properties shall be managed by Servicers or the Property Manager. The aggregate Purchase Price (including Purchase Price Increases and Transition Event Increases) of Purchased Assets subject to outstanding Transactions shall not exceed the Maximum Aggregate Purchase Price.

b.Seller shall request that Buyer enter into a Transaction or Purchase Price Increase by delivering to Buyer, a Transaction Request or Purchase Price Increase Request, as applicable, the related Seller Provided Diligence Package, BPO valuation and valuation date for each Trust Mortgage Loan or REO Property, as applicable, summary results of due diligence delivered in connection with Section 10(b)(1) of this Agreement, compliance diligence information and upon request of Buyer, a copy of the BPO and BPO results, in each case in the format mutually agreed to by Buyer and Seller on or before 10:00 a.m. (New York City time) seven (7) Business Days prior to the proposed Purchase Date or Purchase Price Increase Date, as applicable; provided that if such REO Property is related to a Trust Mortgage Loan, Seller shall not be required to deliver an additional BPO at the time of such Purchase Price Increase, and, unless such Purchase Price Increase relates solely to an increase in the Asset Value of the related Trust Mortgage Loan or REO Property, either to Buyer and Custodian a Request for Certification and related Asset Schedule, in accordance with the Custodial Agreement. In the event the Asset Schedule provided by Seller contains erroneous computer data, is not formatted properly or the computer fields are otherwise improperly aligned, Buyer shall provide written or electronic notice to Seller describing such error and Seller shall correct the computer data, reformat or properly align the computer fields itself and resubmit the Asset Schedule as required herein. Buyer shall review and advise Seller in writing of Buyer's Market Value within five (5) Business Days of receipt of a Transaction Request or Purchase Price Increase Request, as applicable; provided, however, that, if the related Transaction Request or Purchase Price Increase Request relates to more than 500 Trust Mortgage Loans and REO Properties, Buyer shall have an additional reasonable time period to advise Seller in writing of Buyer's Market Value and to enter into a Transaction or Purchase Price Increase pursuant to the following sentence. Upon Buyer and Seller's mutual agreement of the Asset Value, Buyer and Seller shall enter into a Transaction or Purchase Price Increase, as applicable, within one (1) Business Day of such agreement as set forth in Section 3(e) hereto.

c.Upon transfer of the Trust Interests to Buyer as set forth herein and until termination of such Transaction as set forth herein, ownership of the Trust Interests is vested in the Buyer,

and record title (i) to each REO Property shall be retained by the Trust Subsidiary and (ii) to each Trust Mortgage Loan shall be retained by Trust Subsidiary, in each case in accordance with the terms of the Trust Agreement.

d.In no event shall Buyer have any obligation to fund any Transaction, Purchase Price Increase or Transition Event Increase hereunder if it has not received notice within the time period required by this Section 3. The Buyer reserves the right, in its sole and exclusive discretion, to fund a Transaction, Purchase Price Increase or Transition Event Increase without such required notice but the exercise of such right on one or more occasions shall not amend, impair or otherwise affect the absolute right of the Buyer to receive such notice in respect of any subsequent funding before the obligation of the Buyer to make such funding shall mature and become binding upon the Buyer.

e.Upon the satisfaction of the applicable conditions precedent set forth in Section 10 hereof, all of Seller's interest in the Trust Interests shall pass to Buyer on the Purchase Date, against the transfer of the Purchase Price for the initial Trust Mortgage Loans and REO Properties to Seller. Upon transfer of (i) the Purchased Assets to Buyer, (ii) Trust Mortgage Loans to the Trust Subsidiary or (iii) REO Properties to the Trust Subsidiary, in each case, as set forth in this Section and until termination of any related Transactions or the release of REO Properties or Trust Mortgage Loans as set forth in Sections 4 or 16 of this Agreement, ownership of each Purchased Asset, including beneficial ownership interest in each document in the related Asset File and Records, is vested in Buyer.

f.On or after the date on which the Seller provides notice to the Buyer of the occurrence of a Transition Event, once per calendar month, on or before 10:00 a.m. (New York City time) seven (7) Business Days prior to the proposed Transition Request Increase Date, the Seller may request a Transition Event Increase by delivering to Buyer a Transition Event Increase Request and, at the reasonable request of Buyer, other evidence with respect to the related Transition Event. Buyer shall review and advise Seller in writing of Buyer's updated Market Value within five (5) Business Days of receipt of a Transition Event Increase Request. Upon Buyer and Seller's mutual agreement of any related Asset Value and Buyer being reasonably satisfied with any evidence delivered with respect to the related Transition Event, Buyer and Seller shall enter into a Transition Event Increase within one (1) Business Day of such agreement; provided, however, that no Transition Event Increase may be consummated unless (i) a Transition Event Increase Date shall have not already occurred in the related calendar month and (ii) (A) if the related Transition Event Increase Date is also a Purchase Price Increase Date, the corresponding increase in Purchase Price on such date would be $5,000,000 or more, in the aggregate and (B) if the related Transition Event Increase Date is not also a Purchase Price Increase Date, the corresponding increase in Purchase Price on such date would be $325,000 or more, in the aggregate.

4.Repurchase; Release Price; Conversion to REO Property

a.Seller shall repurchase from Buyer the Trust Interests and the Purchased Assets on the Termination Date. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Trust Mortgage Loan or REO Property (but liquidation proceeds received by Buyer shall be applied to reduce the Purchase Price for the Trust Interests on each Payment Date except as otherwise provided herein). Seller is obligated to repurchase and, with respect to Trust Mortgage Loans, take physical possession of the Trust Mortgage Loans from Buyer or its designee (including the Custodian) then in Buyer's or its designee's possession at Seller's expense on the related Repurchase Date.

b.Upon two (2) Business Days' prior written notice (an “Optional Prepayment Notice”) to the Buyer, which such Optional Prepayment Notice shall include reference to the related Trust Mortgage Loans and REO Properties, Seller may, at its option prepay to the Buyer the Repurchase Price (an “Optional Prepayment”) for any Trust Mortgage Loan and/or REO Property on any date (each, an “Optional Prepayment Date”) in accordance with the terms of this Section 4.b; provided that no such prepayment shall be permitted without the Buyer's consent in connection with, or contemplation of, a Third-Party Sale unless in the reasonable business judgment of the related Servicer or the Property Manager such Third-Party Sale will maximize the net present value of the related REO Properties or Trust Mortgage Loans; provided, further that Seller may not conduct an Optional Prepayment (i) in an amount less than $500,000 or (ii) more than four (4) times in any calendar month. On each Optional Prepayment Date, Seller shall make an Optional Prepayment in an amount equal to the applicable Release Price; provided that to extent that an Optional Prepayment is made in connection with, or contemplation of, a Third-Party Sale, the Optional Prepayment shall be in an amount equal to the greater of (i) the related Release Price and (ii) 115% of the Purchase Price of the applicable REO Properties or Trust Mortgage Loans (the “Alternate Optional Prepayment Price”); provided, further that, notwithstanding anything to the contrary contained in this Agreement or any other Program Agreement, if the Buyer determines that execution of an Optional Prepayment proposed by Seller in an Optional Prepayment Notice would result in a Margin Deficit, the related Release Price or the Alternate Release Price shall be increased by an amount such that the related Optional Prepayment will not result in a Margin Deficit. Such payment shall serve as a partial prepayment of the Repurchase Price in connection with the Transaction in respect of the Trust Interests. Seller shall pay the Optional Prepayment and take (or cause its designee to take) physical possession of the REO Properties or Trust Mortgage Loans, as applicable, from Trust Subsidiary or its designee (including the Custodian) at Seller's expense on the related Optional Prepayment Date. Immediately following such payment, the related REO Property or Trust Mortgage Loan, as applicable, shall cease to be subject to this Agreement or the other Program Agreements, and Buyer shall be deemed to have released all of its interests in such REO Property or Trust Mortgage Loan, as applicable, without further action by any Person and shall direct Custodian to release the related Asset File to the Seller or its designee pursuant to the Custodial Agreement.

c.Provided that no Default shall have occurred and be continuing, and Buyer has received the related Repurchase Price, Buyer agrees to release, as applicable, its ownership interest hereunder in the Trust Interests (including, the Repurchase Assets related thereto). The applicable Trust Interests (and the Repurchase Assets related thereto, as applicable) shall be retransferred by delivery to the Seller or the designee of Seller free and clear of any lien, encumbrance or claim of Buyer. Within one (1) Business Day of the payment of the Repurchase Price and the satisfaction of all Obligations hereunder, Buyer shall return the original Trust Certificate and all applicable transfer documents to the Seller.

d.Provided that no Default shall have occurred and be continuing, and Buyer has received the applicable Optional Prepayment, Buyer agrees to permit the release from the Trust Subsidiary of the related REO Property or the related Trust Mortgage Loans, as applicable, attributable to such Optional Prepayment (including, the Repurchase Assets related thereto) at the request of Seller. The applicable REO Property, Trust Mortgage Loans and the

Repurchase Assets related thereto, shall be delivered to the Seller or the designee of Seller free and clear of any lien, encumbrance or claim of Buyer and Trust Subsidiary; provided, however, that Buyer has no obligation to extinguish or cause to be extinguished any lien, encumbrance or claim on any Trust Mortgage Loan or REO Property that existed immediately prior to the time such Trust Mortgage Loan or REO Property was acquired by, or transferred to, Trust Subsidiary.

e.With respect to a Liquidated Asset, Seller agrees to provide Buyer with a copy of a report from the applicable Servicer or the Property Manager indicating that such Trust Mortgage Loan or REO Property has been liquidated. Provided that no Default shall have occurred and be continuing, Buyer agrees to permit the release of the Liquidated Asset from the Trust Subsidiary concurrently with receipt of confirmation that proceeds have been received by the applicable Servicer or the Property Manager.

f.Seller shall (i) on or prior to the Reporting Date, deliver a monthly report to Buyer setting forth such Trust Mortgage Loan that has become a REO Property in the prior calendar month and the value attributed to such REO Properties by Seller, (ii) deliver to Buyer and Custodian an Asset Schedule with respect to such REO Properties, (iii) be deemed to make the representations and warranties listed on Schedule 1-B hereto with respect to such REO Properties; and (iv) deliver to Buyer a true and complete copy of a BPO of such REO Properties no less frequently than once per 180 day period. The acquisition of such REO Properties by the Trust Subsidiary shall result in an applicable change in the value of the Trust Interests (as determined in accordance with the definition of Asset Value) of the Trust Subsidiary and any Transition Event Increase or Margin Deficit attributed to any change in Category shall be paid by the Buyer or Seller as applicable.

5.Price Differential

a.The Pricing Rate shall be reset (i) in the event that the Conduit Cost of Funds Rate (as defined in the Pricing Side Letter) is applicable to the Pricing Rate, on a daily basis and (ii) in the event that LIBOR (as defined in the Pricing Side Letter) is applicable to the Pricing Rate, once per Accrual Period (as defined in the Pricing Side Letter), on the related LIBOR Determination Date (as defined in the Pricing Side Letter), and, in each case, and, unless otherwise agreed, the accrued and unpaid Price Differential shall be settled in cash on each related Payment Date. Two (2) Business Days prior to the Payment Date, Buyer shall give Seller written or electronic notice of the amount of the Price Differential due on such Payment Date. On the Payment Date, Seller shall pay to Buyer the Price Differential for such Payment Date (along with any other amounts to be paid pursuant to Sections 7 hereof), by wire transfer in immediately available funds.

b.If Seller fails to pay all or part of the Price Differential by 3:00 p.m. (New York City time) on the related Payment Date, with respect to any Purchased Asset, Seller shall be obligated to pay to Buyer (in addition to, and together with, the amount of such Price Differential) interest on the portion of the unpaid Repurchase Price related to the past due Price Differential at a rate per annum equal to the Post Default Rate until the Price Differential is received in full by Buyer.

6.Margin Maintenance

a.If at any time the aggregate outstanding Purchase Price of the Trust Mortgage Loans and REO Properties subject to a Transaction is greater than the Minimum Maintenance Amount (a

“Margin Deficit”) and such Margin Deficit is greater than the Margin Threshold, then Buyer may by notice to Seller require Seller to transfer to Buyer cash in an amount at least equal to the Margin Deficit (such requirement, a “Margin Call”), such amount to be applied to reduce the Purchase Price of the affected Trust Mortgage Loan or REO Property, as applicable.

b.Notice delivered pursuant to Section 6.a above may be given by any written or electronic means. Any notice given before 11:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day; notice given after 11:00 a.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 2:00 p.m. (New York City time) on the second following Business Day (the foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”). The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer's rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

c.In the event that a Margin Deficit exists with respect to the Trust Mortgage Loans or REO Properties, Buyer may retain any funds received by it to which the Seller would otherwise be entitled hereunder, which funds (i) shall be held by Buyer against the related Margin Deficit and (ii) may be applied by Buyer against the Purchase Price of the Trust Mortgage Loans or REO Properties for which the related Margin Deficit remains otherwise unsatisfied. Notwithstanding the foregoing, the Buyer retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 6.

7.Income Payments

a.All Income received on account of the Purchased Assets (including Income derived from REO Properties and Trust Mortgage Loans owned by the Trust Subsidiary) during the term of a Transaction shall be the property of Buyer subject to the terms of this Agreement. Seller shall and shall cause the applicable Servicer and the Property Manager to deposit into the Collection Account, from the Servicer Custodial Account (or, with respect to an interim Servicer, the related account) or the Property Manager Custodial Account, as applicable, on or prior to the 10th Business Day of each month (i) all Income received with respect to the Purchased Assets, Trust Mortgage Loans and REO Properties during the immediately preceding calendar month and (ii) all amounts on deposit in the Reserve Account in excess of the Required Reserve Amounts, if any; provided, however, that notwithstanding the foregoing, the Servicers shall be entitled to retain Ancillary Income to which it is entitled under the applicable Servicing Agreement; provided that any interim Servicer shall also be entitled to retain any other amounts to which it is entitled under the applicable Servicing Agreement.

b.On each Payment Date, Buyer shall, or shall direct the Bank to remit amounts on deposit in the Collection Account as follows:

(1)first, to any Servicer, the Bank and the Custodian, in payment of fees and expenses owed to such parties;

(2)second, to Buyer in payment of (a) any accrued and unpaid Price Differential to the extent not paid by Seller to Buyer pursuant to Section 5, (b) any accrued and unpaid Non-Utilization Fees and (c) all other costs, fees and other amounts due and payable to the Buyer (other than Margin Deficit) pursuant to this Agreement and the other Program Agreement;

(3)third, to Buyer, in reduction of the Purchase Price of any Liquidated Asset, an amount equal to the Purchase Price of such Liquidated Asset;

(4)fourth, without limiting the rights of Buyer under Section 6 of this Agreement, to Buyer in reduction of the Purchase Price of the related Purchased Assets, in the amount of any unpaid Margin Deficit after giving effect to the distributions required to be made hereunder on such Payment Date;

(5)fifth, to the Reserve Account, if any, necessary such that the amount on deposit in the Reserve Account equals the Required Reserve Amount;

(6)sixth, only to the extent of amounts then remaining on deposit in the Collection Account, to the payment of unreimbursed advances of the applicable Servicer attributable to the Trust Mortgage Loans or REO Properties, as applicable made from such Servicer's own funds (including rehabilitation costs for rental properties);

(7)seventh, to the Owner Trustee all trustee fees as set forth in the Trust Agreement; and

(8)eighth, to Seller, any remaining amounts.

c.Notwithstanding any provision to the contrary in this Section 7, upon the occurrence and continuance of an Event of Default or on the Termination Date, all Income shall be remitted to Buyer for application to the aggregate Repurchase Price and any other amounts owing by Seller hereunder as Buyer deems appropriate and any remainder shall be paid to the Seller.

8.Conveyance; Security Interest; REO Property

a.Conveyance and Security Interest. On the initial Purchase Date, Seller hereby sells, assigns and conveys all right, title and interest in the Trust Interests to Buyer. On each subsequent Purchase Date and Purchase Price Increase Date, Seller hereby sell, assign and convey all right, title and interest in all Trust Interests and Purchased Assets identified on a Transaction Request and/or Trust Receipt and the related Repurchase Assets. Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, and in any event, Seller hereby pledges to     Buyer as security for the performance by Seller of its Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in all of its right, title and interest in, to and under the Purchased Assets, the Records, and all related Servicing Rights, the Program Agreements, each Servicing Agreement and the REO Asset Management Agreement (to the extent the Program Agreements, such Servicing Agreement and the REO Asset Management Agreement and Seller's rights thereunder relate to the Purchased Assets), any related Take-out Commitments, any Property relating to Trust Mortgage Loans or REO Properties, all insurance policies and insurance proceeds relating to any Trust Mortgage Loan or REO Property or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance, hazard insurance and mortgage insurance contracts and loan guaranty agreements (if any), to the extent of the Trust Mortgage Loans or REO Properties protected thereby, Income, the Collection Account, the Servicer Custodial Account and the Property Manager Custodial

Account and, in each case, all amounts deposited therein, accounts (including any interest of Seller and the Trust Subsidiary in escrow accounts) and any other contract rights, instruments, accounts, payments, rights to payment (including payments of interest or finance charges), general intangibles and other assets relating to the Purchased Assets (including, without limitation, any other accounts) or any interest in the Purchased Assets, and any proceeds of the Purchased Assets, Trust Mortgage Loans and REO Properties (including the related securitization proceeds) and dividends and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a Transaction Request and/or Trust Receipt, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Assets”).

b.Acquisition of REO Property. If the Seller shall cause the Trust Subsidiary to acquire, or contemplate the acquisition by Trust Subsidiary of, any REO Property, or desire to extinguish any Mortgage Note in connection with the foreclosure of the related Mortgage Loan, a transfer of the real property underlying the Mortgage Note in lieu of foreclosure or other transfer of such real property, the Seller shall cause such real property to be taken by Deed, or by means of such instruments as is provided by the Governmental Authority governing the transfer, or right to request transfer and issuance of the Deed, or such instrument as is provided by the related Governmental Authority, or to be acquired through foreclosure sale in the jurisdiction in which the REO Property is located, in the name of the Trust Subsidiary and in accordance with the terms of the Trust Agreement; provided that Seller or the applicable Servicer may achieve this by initially taking such REO Property in the name of the Seller or its nominee pursuant to a nominee agreement, and then transferring (and hereby covenants to transfer) such REO Property to the Trust Subsidiary by Deed within the period of time generally necessary in the applicable jurisdiction for the applicable Servicer.

c.Trust Interests as Securities. The parties acknowledge and agree that the Trust Interests shall constitute and remain “securities” as defined in Section 8-102 of the Uniform Commercial Code; Seller covenants and agrees that (i) the Trust Interests are not and will not be dealt in or traded on securities exchanges or securities markets and (ii) the Trust Interests are not and will not be investment company securities within the meaning of Section 8-103 of the Uniform Commercial Code. Seller shall, at its sole cost and expense, take all steps as may be necessary in connection with the endorsement, transfer, delivery and pledge of all Trust Interests to Buyer.

d.Additional Interests. If Seller shall, as a result of its ownership of the Trust Interests, become entitled to receive or shall receive any certificate evidencing any trust interest or other equity interest, any option rights, or any equity interest in the Trust Subsidiary, whether in addition to, in substitution for, as a conversion of, or in exchange for the Trust Interests, or otherwise in respect thereof, Seller shall accept the same as the Buyer's agent, hold the same in trust for the Buyer and deliver the same forthwith to the Buyer in the exact form received, duly indorsed by Seller to the Buyer, if required, together with an undated transfer power, if required, covering such certificate duly executed in blank, or if requested, deliver the Trust Interests re-registered in the name of Buyer, to be held by the Buyer subject to the terms hereof as additional security for the Obligations. Any sums paid upon or in respect of the Trust Interests upon the liquidation or dissolution of the Trust Subsidiary or otherwise shall be paid over to the Buyer as additional security for the Obligations. If following the occurrence and during the continuation of an Event of Default any sums of money or property so paid or distributed in respect of the Trust Interests shall be received by Seller, then Seller shall, until such money or property is paid or delivered to the Buyer, hold such money or property in trust for the Buyer segregated from other funds of Seller, as additional security for the Obligations.

e.Cash Dividends; Voting Rights. Unless an Event of Default shall have occurred and be continuing, the Seller shall be permitted to receive all cash dividends or other cash distributions paid in respect of the Trust Interests and to exercise all voting and member rights with respect to the Trust Interests; provided, however, that no vote shall be cast or member right exercised or other action taken which would impair the Trust Interests or which would be inconsistent with or result in a violation of any provision of this Agreement. Without the prior consent of the Buyer, Seller shall not (i) vote to enable, or take any other action to permit the Trust Subsidiary to issue any trust interests of any nature or to issue any other trust interests convertible into or granting the right to purchase or exchange for any trust interests of the Trust Subsidiary, or (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Trust Interests or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, the Trust Interests, or any interest therein, except for the Lien provided for by this Agreement, or (iv) enter into any agreement (other than the applicable Trust Agreement and this Agreement) or undertaking restricting the right or ability of Seller to sell, assign or transfer any of the Trust Interests.

f.Reserved.

g.Reserved.

h.Intent. The foregoing provision (a) is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

i.Financing Statements. Seller agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect Buyer's security interest created hereby. Furthermore, Seller hereby authorizes the Buyer to file financing statements relating to the Repurchase Assets, as the Buyer, at its option, may deem appropriate. The Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 8. For the avoidance of doubt, the parties hereby agree that no mortgages will be filed with respect to such security interest.

9.Payment and Transfer

Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set‑off or counterclaim, to Buyer at such account as Buyer shall specify to Seller in writing. Seller acknowledges that it has no rights of withdrawal from the foregoing account. All Purchased Assets transferred by one party hereto to the other party shall be in the case of a purchase by Buyer in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as Buyer may reasonably request. All Purchased Assets, Trust Mortgage Loans and REO Properties shall be evidenced by a Trust Receipt. Any Repurchase Price received by Buyer after 3:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day.

10.Conditions Precedent

a.Initial Transaction. As conditions precedent to the initial Transaction, Buyer shall have received on or before the day of such initial Transaction the following, in form and substance satisfactory to Buyer and duly executed by Seller, Guarantor and each other party thereto:

(1)Program Agreements. The Program Agreements (other than the Electronic Tracking Agreement) duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.

(2)Security Interest. Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer's interest in the Purchased Assets and other Repurchase Assets have been taken, including, without limitation, duly authorized and filed Uniform Commercial Code financing statements on Form UCC‑1.

(3)Organizational Documents. A certificate of the secretary of each of General Partner, Seller, Guarantor and Trust Subsidiary substantially in form and substance acceptable to Buyer, attaching certified copies of such party's organizational documents and corporate resolutions or written consents approving the Program Agreements and transactions thereunder (either specifically or by general resolution or consent) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Agreements.

(4)Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of General Partner, Seller, Guarantor and Trust Subsidiary, dated as of no earlier than the date ten (10) Business Days prior to the Purchase Date with respect to the initial Transaction hereunder.

(5)Incumbency Certificate. An incumbency certificate of the secretary of Guarantor and Seller, certifying the names, true

(6)s and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.

(7)Opinion of Counsel. An opinion of Seller's, Trust Subsidiary's, and Guarantor's counsel, as to such matters as Buyer may reasonably request and in form and substance reasonably acceptable to Buyer, including, without limitation, with respect to (i) Buyer's first priority lien on and perfected security interest in the Purchased Assets, and Buyers first priority lien on the Trust Mortgage Loans and REO Properties; (ii) Buyer's perfected security interest in the Collection Account, the Servicer Custodial Account and the Property Manager Custodial Account; (iii) the non-contravention, enforceability and corporate opinions with respect to Seller, Guarantor and Trust Subsidiary; (iv) matters of Delaware law with respect to the Trust Subsidiary and the Owner Trustee, (v) the inapplicability of the Investment Company Act of 1940 to Seller and Trust Subsidiary, (vi) qualification of this Agreement as a “Securities Contract” under the Bankruptcy Code and (vii) nonconsolidation matters with respect to the Seller, the Guarantor and the Trust Subsidiary.

(8)Fees. Payment of any fees due to Buyer hereunder.

(9)Security Interest. Evidence that all other actions necessary to perfect and protect Buyer's interest in the Repurchase Assets and in the Trust Interests have been taken, including, without limitation, ensuring that any trust interests in the Trust Subsidiary are evidenced by certificates in registered form and that such trust interests constitute and remain “securities” (as defined in Section 8-102 of the Uniform Commercial Code). Seller shall take all steps as may be necessary in connection with the indorsement, transfer of power, delivery and pledge of all Trust Interests to Buyer, and perform UCC searches and duly authorize and file Uniform Commercial Code financing statements on Form UCC-1.

(10)Trust Interests. Seller shall deliver the original Trust Certificate and all applicable transfer documents in blank to the Buyer.

b.All Transactions, Purchase Price Increases and Transition Event Increases. The obligation of Buyer to enter into each Transaction, Purchase Price Increase or Transition Event Increase, pursuant to this Agreement is subject to the following conditions precedent:

(1)Due Diligence Review. Without limiting the generality of Section 36 hereof, Buyer shall have completed, to its good faith satisfaction, its due diligence review of the related Trust Mortgage Loans, REO Properties, Seller, General Partner, Guarantor, the Trust Subsidiary, the Servicers (excluding any interim servicer) and the Property Manager. In addition to the foregoing, at least seven (7) Business Days prior to the related Purchase Date, Purchase Price Increase Date or Transition Event Increase Date, Seller shall have delivered to Buyer summary results of the due diligence Seller performed in connection with the acquisition of Trust Mortgage Loans and REO Properties and Buyer shall have excluded such assets as it deemed appropriate in its good faith discretion.

(2)Required Documents.

(a)Solely with respect to a Transaction or Purchase Price Increase, with respect to each of the Trust Mortgage Loans and REO Properties, to the extent not delivered previously, the items set forth as deliverables to Custodian under the first sentence of Section 4(a) of the Custodial Agreement have been delivered to the Custodian in accordance with the Custodial Agreement;

(b)Solely with respect to a Transaction or Purchase Price Increase, with respect to each of the Trust Mortgage Loans and REO Properties, all applicable Servicers and the Property Manager have delivered a fully executed Servicer Notice and Property Manager Notice, as applicable;

(c)Solely with respect to a Transaction or Purchase Price Increase with respect to which a Trust Mortgage Loan is being newly acquired by the Trust Subsidiary from the Seller, the Guarantor or an Affiliate or Subsidiary thereof, the Trust Subsidiary and the related assignor shall have entered into a Trust Assignment Agreement; and

(d)Solely with respect to a Transaction or Purchase Price Increase, the Seller shall have delivered the related Seller Provided Diligence Package.

(3)Transaction Documents. Buyer or its designee shall have received on or before the day of such Transaction, Purchase Price Increase or Transition Event Increase, as applicable (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Buyer and (if applicable) duly executed:

(a)A Transaction Request, Purchase Price Increase Request or Transition Event Increase Request, as applicable, and with respect to a Transaction or Purchase Price Increase, the Asset Schedule or other information required to be delivered by the Seller pursuant to

Section 3.b hereof and with respect to a Transition Event Increase, the information required to be delivered by the Seller pursuant to Section 3.f hereof;

(b)Solely with respect to a Transaction or Purchase Price Increase, the Request for Certification and the related Asset Schedule delivered by Seller, and the Trust Receipt and Custodial Asset Schedule delivered by Custodian; and

(c)Such certificates, opinions of counsel or other documents as Buyer may reasonably request in good faith.

(4)No Default. No Default, Event of Default, Regulatory Capital Event, Servicer Termination Event or Property Manager Termination Event shall have occurred and be continuing.

(5)Requirements of Law. Buyer shall not have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into Transactions or remit Purchase Price Increases or Transition Event Increases with a Pricing Rate based on LIBOR (as defined in the Pricing Side Letter).

(6)Representations and Warranties. Both immediately prior to the related Transaction, Purchase Price Increase or Transition Event Increase, as applicable, and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in each Program Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(7)Electronic Tracking Agreement. To the extent Seller is selling Mortgage Loans which are registered on the MERS System and to the extent Trust Mortgage Loans owned by the Trust Subsidiary are registered on the MERS System, upon request of Buyer, Electronic Tracking Agreements entered into, duly executed and delivered by the parties thereto and being in full force and effect (subject to the following proviso), free of any modification, breach or waiver; provided that executed signature pages by MERS and MERSCORP, Inc. may be produced following the dates hereof.

(8)Delivery of Broker's Price Opinion. With respect to each Trust Mortgage Loan and REO Property, Seller shall have delivered to Buyer a BPO valuation and valuation date, and such other information as may be required by Buyer pursuant to Section 3 for such Purchased Asset.

(9)Material Adverse Change. None of the following shall have occurred and/or be continuing:

(a)Deutsche Bank AG's corporate bond rating as calculated by S&P or Moody's has been lowered or downgraded to a rating below investment grade by S&P or Moody's;

(b)an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in Buyer not being able to finance Purchased Assets, Trust Mortgage Loan or REO Properties through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events;

(c)an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events;

(d)there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Agreement; or

(e)there shall have occurred any act of God, outbreak of hostility or war, or material adverse change or material disruption in current financial, banking or capital market conditions, in each case, which could reasonably be expected to adversely affect the Buyer's ability to enter into or maintain the Transactions.

(10)Insurance. Evidence that Seller has added Buyer as an additional loss payee under the Seller's Fidelity Insurance.

(11)Number of Purchase Dates. The occurrence of such Transaction or Purchase Price Increase shall not cause the cumulative number of Purchase Dates, Purchase Price Increase Dates and Transition Event Increase Dates in the related calendar month, together, to exceed four (4) and the occurrence of such Transition Event Increase shall not cause the number of Transition Event Increase Dates in the related calendar month to exceed one (1).

(12)Minimum Purchase Price. The Purchase Price payable on the related Purchase Date, Purchase Price Increase Date or Transition Event Increase Date shall be no less than $5,000,000 unless such date is not a Purchase Date or a Purchase Price Increase Date (i.e. such date is only a Transition Event Increase Date), in which case the Purchase Price payable on such date shall be no less than $325,000.

(13)Maximum Aggregate Purchase Price; Margin Deficit. Immediately following the occurrence of such Transaction, Purchase Price Increase or Transition Event Increase (i) the aggregate outstanding Purchase Price shall not exceed the Maximum Aggregate Purchase Price and (ii) there shall not be a Margin Deficit.

(14)Amortization Period. The Amortization Period shall not have commenced.

(15)Required Reserve Amount. After giving effect to the requested Transaction, Purchase Price Increase or Transition Event Increase, the amount on deposit in the Reserve Account shall be at least equal to the Required Reserve Amount.

11.Program; Costs

a.Seller shall reimburse Buyer for any of Buyer's reasonable and documented out-of-pocket costs, including, but not limited to, due diligence review and Title Inquiry costs and reasonable attorney's fees, incurred by Buyer in determining the acceptability to Buyer of any Mortgage Loans and property inspections conducted by Buyer or its designee to confirm that the related Rental Properties comply with the Renovation Standards, in an aggregate amount not to exceed the Due Diligence Cap. Seller shall also reimburse Buyer for the costs and expenses incurred by Buyer in connection with monthly lien searches conducted by Buyer on REO Properties and such reimbursement shall not be subject to the Due Diligence Cap. Seller shall also pay, or reimburse Buyer if Buyer shall pay, any termination fee, which may be due any Servicer or the Property Manager. Seller shall pay the reasonable and documented fees and expenses of Buyer's counsel and rating confirmation costs relating to any commercial paper conduit utilized by Buyer to finance the Transactions, in each case, in connection with the Program Agreements. Reasonable and documented legal fees for any subsequent amendments to this Agreement or related documents shall be borne by Seller. Seller shall pay ongoing custodial fees and expenses as set forth in the Custodial Agreement, and any other ongoing fees and expenses under any other Program Agreement.

b.Upon the occurrence of a Regulatory Capital Event under clause (ii)(A) of the definition thereof, from time to time, upon demand by Buyer (with a copy to Custodian), Seller shall pay to Buyer an amount equal to the Buyer's additional costs resulting from such Regulatory Capital Event (as specified by Buyer) but only to the extent that such additional costs are not reflected in the definition of “Pricing Rate”.

c.With respect to any Transaction, Purchase Price Increase or Transition Event Increase, as applicable, Buyer may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication that Buyer reasonably believes to have been given or made by a person authorized to enter into a Transaction or request a Purchase Price Increase or Transition Event Increase, as applicable, on Seller's behalf, whether or not such person is listed on the certificate delivered pursuant to Section 10(a)(5) hereof. In each such case, Seller hereby waives the right to dispute Buyer's record of the terms of the request or other communication.

d.Notwithstanding the assignment of the Program Agreements with respect to each Purchased Asset to Buyer, Seller agrees and covenants with Buyer to enforce diligently Seller's rights and remedies set forth in the Program Agreements.

e.(i) Any payments made by Seller or Guarantor to Buyer or a Buyer assignee hereunder shall be made free and clear of and without deduction for any Taxes, except as required by law. If Seller or Guarantor shall be required by law (as determined in their good faith discretion) to deduct or withhold any Tax from any sums payable to Buyer or a Buyer assignee, then (i) the Seller or Guarantor shall make such deductions or withholdings and pay the full amount deducted to the relevant official body in accordance with applicable law; (ii) to the extent the withheld or deducted Tax is an Indemnified Tax or Other Tax, the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 11(e)(i)) the Buyer or Buyer assignee receives an amount equal to the sum it would have received had no such deductions been made; and (iii) the Seller shall notify the Buyer or Buyer assignee of the amount paid and shall provide the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing such payment within ten (10) days thereafter. Seller and Guarantor shall otherwise indemnify Buyer for any Indemnified Taxes or Other Taxes imposed on Buyer (including

Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 11(e)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority.

(ii) Buyer and any Buyer assignee shall deliver to each of the Seller and the Guarantor, at the time or times reasonably requested by the Seller or the Guarantor, such properly completed and executed documentation reasonably requested by the Seller or the guarantor as will permit payments made hereunder to be made without withholding or at a reduced rate of withholding. In addition, Buyer and any Buyer assignee, if reasonably requested by Seller or Guarantor, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Seller or Guarantor as will enable the Seller or Guarantor to determine whether or not such Buyer or Buyer assignee is subject to backup withholding or information reporting requirements. Without limiting the generality of the foregoing, Buyer or Buyer assignee shall deliver to each of the Seller and the Guarantor:
(A) in the case of a Buyer or Buyer assignee which is a “U.S. Person” as defined in section 7701(a)(30) of the Code, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 certifying that it is not subject to backup withholding;
(B) in the case of a Buyer or Buyer assignee which is not a “U.S. Person” as defined in Code section 7701(a)(30): (I) a properly completed and executed IRS Form W-8BEN or W-8ECI, as appropriate, evidencing entitlement to a zero percent or reduced rate of U.S. federal income tax withholding on any payments made hereunder, (II) in the case of such non-U.S. Person claiming exemption from the withholding of U.S. federal income tax under Code sections 871(h) or 881(c) with respect to payments of “portfolio interest,” a duly executed certificate to the effect that such non-U.S. Person is not (x) a “bank” within the meaning of Code section 881(c)(3)(A), (y) a “10 percent shareholder” of Seller, Guarantor of affiliate thereof, within the meaning of Code section 881(c)(3)(B), or (z) a “controlled foreign corporation” described in Code section 881(c)(3)(C), (III) to the extent such non-U.S. person is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such non-U.S. person is a partnership and one or more direct or indirect partners of such non-U.S. person are claiming the portfolio interest exemption, such non-U.S. person may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner, and (IV) executed originals of any other form or supplementary documentation prescribed by law as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by law to permit the Seller or Guarantor to determine the withholding or deduction required to be made.
(C) if a payment made to a Buyer or Buyer assignee under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Buyer or assignee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Buyer or assignee shall deliver to the Seller or Guarantor at the time or times prescribed by law and at such time or times reasonably requested by the Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Seller as may be necessary for the Seller to comply with their obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 11(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
The applicable IRS forms referred to above shall be delivered by each applicable Buyer or Buyer assignee on or prior to the date on which such person becomes a Buyer or Buyer assignee under this Agreement, as the case may be, and upon the obsolescence or invalidity of any IRS form previously delivered by it hereunder.
f.Any indemnification payable by Seller to Buyer or any Buyer assignee for Indemnified Taxes or Other Taxes that are imposed on Buyer or a Buyer assignee, as described in Section 11(e)(i) hereof, shall be paid by Seller within ten (10) days after written demand therefor. As part of any such written demand for payment, the Buyer or the relevant Buyer assignee shall deliver a certificate to Seller (along with a copy of the applicable documents from the relevant Governmental Authority) setting forth a calculation of the amount of Indemnified Taxes or Other Tax for which the demand is made, which calculated amount shall be conclusive absent manifest error. The Buyer or relevant Buyer assignee also shall timely deliver to the Seller a receipt (or other evidence reasonably satisfactory to the Seller) of the actual payment of Indemnified Taxes or Other Taxes with respect to which the indemnification request relates.

g.If the Buyer or Buyer assignee determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Seller or Guarantor or with respect to which the Seller has paid additional amounts pursuant to this Section, it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Seller or Guarantor under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Buyer or Buyer assignee and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the indemnifying party, upon the request of the Buyer or Buyer assignee, agrees to repay the amount paid over to them (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event the Buyer or Buyer assignee is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 11(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 11(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.

h.Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets, and the Purchased Assets as owned by Seller in the absence of an Event of Default by Seller. Buyer and Seller agree that they will treat and report for all tax purposes the Transactions entered into hereunder as one or more loans from Buyer to Seller secured by the Purchased Assets, unless otherwise prohibited by law or upon a final determination by any taxing authority that the Transactions are not loans for tax purposes.

12.Servicing and Management of Trust Mortgage Loans and REO Properties

a.Pursuant to the Servicing Agreements and the REO Asset Management Agreement, Seller, Trust Subsidiary and their Affiliates, respectively, have contracted with the Servicers and the

Property Manager to service and manage the Trust Mortgage Loans and REO Properties, as applicable, consistent with the degree of skill and care that Seller customarily requires with respect to similar Mortgage Loans and REO properties owned or managed by it and in accordance with Servicing Guidelines. The Seller shall, and shall cause the Servicers and the Property Manager to (i) comply with all applicable Federal, State and local laws and regulations, (ii) maintain all state and federal licenses necessary for it to perform its servicing and management responsibilities hereunder and (iii) not impair the rights of Buyer in any Trust Mortgage Loans or REO Properties or any payment thereunder. Buyer may terminate the servicing or management of any Trust Mortgage Loans or REO Properties with the then‑existing servicer or managers in accordance with Section 12(e) hereof.

b.Seller shall and shall cause the Servicers to hold or cause to be held all escrow funds collected by Seller and Servicers with respect to any Trust Mortgage Loans in the Servicer Custodial Account or other trust accounts and shall apply the same for the purposes for which such funds were collected.

c.Seller shall and shall cause Ocwen and the Property Manager to deposit, no later than two (2) Business Days after receipt thereof, all Income received by Ocwen and the Property Manager in respect of the Purchased Assets into the Servicer Custodial Account and the Property Manager Custodial Account; provided, however, that any such proceeds payable in connection with (i) sales of Trust Mortgage Loans and (ii) a Bulk REO Sale shall be deposited by Ocwen and the Property Manager, as applicable, directly into the into Collection Account.

d.Seller shall provide to Buyer a Servicer Notice and Property Manager Notice addressed to and agreed to by each Servicer and the Property Manager, as applicable, advising Servicers and the Property Manager, as applicable, of such matters as Buyer may reasonably request, including, without limitation, recognition by Servicers and the Property Manager of Buyer's interest in such Trust Mortgage Loans and REO Properties and each Servicer's and the Property Manager's agreement that upon receipt of notice of an Event of Default from Buyer, it will follow the instructions of Buyer with respect to the Trust Mortgage Loans and REO Properties and any related Income with respect thereto.

e.Upon prior written notice following the occurrence and during the continuance of an Event of Default, a Servicer Termination Event or a Property Manager Termination Event, Buyer shall have the right to immediately terminate any Servicer's right to service the Trust Mortgage Loans or the Property Manager's right to manage the REO Properties, as applicable, without payment of any penalty or termination fee under the Servicing Agreement, the REO Asset Management Agreement or any other related agreement, as applicable. Upon receipt of such notice or upon resignation of any Servicer or the Property Manager, Seller and the applicable Servicers or the Property Manager shall cooperate in transferring the applicable servicing and management of the Trust Mortgage Loans and REO Properties to a successor appointed by Buyer in its sole discretion.

f.If Seller should discover that, for any reason whatsoever, Seller or any entity responsible to Seller for managing or servicing any such Trust Mortgage Loan or REO Property has failed to perform fully Seller's obligations under the Program Agreements or any of the obligations of such entities with respect to the Trust Mortgage Loans and REO Properties, Seller shall promptly notify Buyer.

g.For the avoidance of doubt, the Seller retains no economic rights to the servicing and management of the Trust Mortgage Loans and REO Properties; provided that the Seller shall and shall cause the Servicers and the Property Manager to continue to service and manage the Trust Mortgage

Loans and REO Properties hereunder as part of the Obligations hereunder. As such, the Seller expressly acknowledges that the Trust Mortgage Loans and REO Properties are transferred the Trust Subsidiary on a “servicing released” basis.

13.Representations and Warranties

a.Each of Seller and Guarantor represents and warrants to Buyer as of the date hereof and as of each Purchase Date for any Transaction, Purchase Price Increase Date or Transition Event Increase Date, as applicable, that:

(1)Seller and Guarantor Existence. Seller has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware. Guarantor has been duly organized and is validly existing as a REIT in good standing under the laws of the State of Maryland. Trust Subsidiary is duly organized and validly existing and in good standing under the laws of the State of Delaware.

(2)Licenses. Each of Seller, Trust Subsidiary and Guarantor is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any applicable federal, state or local laws, rules and regulations unless, in either instance, the failure to take such action or such default is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect. Each of Seller, Guarantor and Trust Subsidiary has the requisite power and authority and legal right to purchase Mortgage Loans and REO Properties (as applicable) and to own, sell and grant a lien on all of its right, title and interest in and to the Mortgage Loans and REO Properties, and to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, each Program Agreement and any Transaction Request, Purchase Price Increase Request or Transition Event Increase Date.

(3)Power. Each of Seller, Guarantor and Trust Subsidiary has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect.

(4)Due Authorization. Each of Seller, Guarantor and Trust Subsidiary has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Agreements, as applicable. Each Program Agreement has been (or, in the case of Program Agreements not yet executed, will be) duly authorized, executed and delivered by Seller, Guarantor and Trust Subsidiary, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against Seller, Guarantor and Trust Subsidiary in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

(5)Financial Statements. The Guarantor has heretofore furnished to Buyer a copy of (a) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the fiscal year (partial year, beginning in July 2012) of the Guarantor ended December 31, 2012 and the related consolidated statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of Deloitte & Touche

LLP and (b) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the quarterly fiscal period of the Seller ended December 31, 2012, and the related consolidated statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such quarterly fiscal period, setting forth in each case in comparative form the figures for the previous year. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of the Guarantor and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP (other than monthly financial statements solely with respect to footnotes, year‑end adjustments and cash flow statements) applied on a consistent basis. Since December 31, 2012, there has been no material adverse change in the consolidated business, operations or financial condition of the Guarantor and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements nor is Guarantor aware of any state of facts which (with notice or the lapse of time) would or could result in any such material adverse change. The Guarantor has, on the date of the statements delivered pursuant to this Section no liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long‑term leases or unusual forward or long‑term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Guarantor except as heretofore disclosed to Buyer in writing.

(6)Event of Default. There exists no Event of Default under Section 15.b hereof, which default gives rise to a right to accelerate indebtedness as referenced in Section 15.b hereof, under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money or to the repurchase of mortgage loans or securities.

(7)Solvency. Each of Seller, Guarantor and Trust Subsidiary is solvent and will not be rendered insolvent by any Transaction, Purchase Price Increase or Transition Event Increase and, after giving effect to such Transaction, Purchase Price Increase or Transition Event Increase, will not be left with an unreasonably small amount of capital with which to engage in its business. Neither Seller, Guarantor nor Trust Subsidiary intends to incur, and does not believe that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets. The amount of consideration being received by Seller upon the sale of the Purchased Assets to Buyer constitutes reasonably equivalent value and fair consideration for such Purchased Assets. Seller is not transferring any Purchased Assets with any intent to hinder, delay or defraud any of its creditors. Each transfer of REO Property to the Trust Subsidiary constitutes reasonably equivalent value and fair consideration for such REO Property. Each transfer of Trust Mortgage Loans to the Trust Subsidiary constitutes reasonably equivalent value and fair consideration for such Trust Mortgage Loan.

(8)No Conflicts. The execution, delivery and performance by Seller, Guarantor and Trust Subsidiary of each Program Agreement (i) do not conflict with any term or provision of the formation documents, by‑laws or other governing documents of Seller, Guarantor or Trust Subsidiary or any law, rule, regulation, order, judgment, writ, injunction or decree applicable to Seller, Guarantor or Trust Subsidiary of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller, Guarantor or Trust Subsidiary, which conflict would be reasonably expected to have a Material Adverse Effect and (ii) will not result in any violation of any such mortgage, instrument, agreement or obligation to which Seller, Guarantor or Trust Subsidiary is a party.

(9)True and Correct Disclosure. All information, reports, exhibits, schedules, financial statements or certificates of Seller, Guarantor, Trust Subsidiary or any Affiliate thereof or any of their officers furnished or to be furnished to Buyer in connection with the initial or any ongoing due diligence of Seller, Guarantor, Trust Subsidiary or any Affiliate or officer thereof, negotiation, preparation, or delivery of the Program Agreements are true and correct in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All financial statements have been prepared in accordance with GAAP (other than monthly financial statements solely with respect to footnotes, year‑end adjustments and cash flow statements).

(10)Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to any Governmental Authority or court is required under applicable law in connection with the execution, delivery and performance by Seller, Guarantor and Trust Subsidiary of each Program Agreement.

(11)Litigation. There is no action, proceeding or investigation pending with respect to which either the Seller or Guarantor has received service of process or, to the best of Seller's or Guarantor's knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated any Program Agreement, (C) making a claim individually in an amount greater than $2,500,000 or in an aggregate amount greater than $5,000,000, (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Purchased Assets, Trust Mortgage Loans, REO Properties or the performance by it of its obligations under, or the validity or enforceability of any Program Agreement.

(12)Material Adverse Change. There has been no material adverse change in the business, operations, financial condition or properties of Seller, Guarantor or its Affiliates taken as a whole since the date set forth in the most recent financial statements supplied to Buyer as determined by Buyer in its good faith discretion.

(13)Ownership. Upon (a) payment of the Purchase Price and the filing of the financing statement and delivery of the Asset Files to the Custodian and the Custodian's receipt of the related Request for Certification, Buyer shall become the sole owner of the Purchased Assets and related Repurchase Assets (b) transfer of each REO Property to the Trust Subsidiary, the Trust Subsidiary shall become the sole owner of the REO Properties and (c) transfer of each Trust Mortgage Loan to the Trust Subsidiary, the Trust Subsidiary shall become the sole owner of the Trust Mortgage Loans, in each instance free and clear of all liens and encumbrances other than those created pursuant to this Agreement or the other Program Agreements.

(14)Reserved.

(15)Taxes. Seller, Guarantor and its Subsidiaries have timely filed all tax returns that are required to be filed by them (taking into account any applicable extensions) and have paid all Taxes due and payable (whether or not shown on such returns), except for any such Taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of Seller, Guarantor and its Subsidiaries in respect of Taxes and other governmental charges are, in the opinion of Seller or Guarantor, as applicable, adequate.

(16)Investment Company. Neither Seller, Guarantor nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(17)Chief Executive Office; Jurisdiction of Organization. On the Effective Date, Seller's chief executive office, is, and has been, located at 402 Strand Street, Frederiksted U.S. Virgin Islands. On the Effective Date, Seller's jurisdiction of organization is Delaware. Seller shall provide Buyer with thirty (30) days advance notice of any change in Seller's principal office or place of business, legal name or jurisdiction. Seller has no trade name. During the preceding five years, Seller has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

(18)Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records relating to the Purchased Assets, Trust Mortgage Loans, REO Properties and the related Repurchase Assets is its chief executive office.

(19)Adjusted Tangible Net Worth. On the Effective Date, Guarantor's Adjusted Tangible Net Worth is not less than the amount set forth in Section 2(a) of the Pricing Side Letter.

(20)ERISA. Each Plan to which Seller, Guarantor or its Subsidiaries make direct contributions, and, to the knowledge of Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.

(21)Adverse Selection. Seller has not selected the Purchased Assets, Trust Mortgage Loans or REO Properties in a manner so as to adversely affect Buyer's interests.

(22)Agreements. Neither Seller nor any Subsidiary of Seller is a party to any agreement, instrument, or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section 13.a(5) hereof. Neither Seller nor any Subsidiary of Seller is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties, or financial condition of Seller as a whole. No holder of any indebtedness of Seller or of any of its Subsidiaries has given notice of any asserted default thereunder.

(23)Other Indebtedness. All Indebtedness (other than Indebtedness evidenced by this Agreement) of Seller in excess of $5,000,000 existing on the date hereof is listed on Exhibit F hereto (the “Existing Indebtedness”).

(24)No Reliance. Each of Seller, Guarantor and Trust Subsidiary has made its own independent decisions to enter into the Program Agreements and each Transaction, Purchase Price Increase or Transition Event Increase, as applicable, and as to whether such Transaction, Purchase Price Increase or Transition Event Increase, as applicable, is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Neither Seller nor Guarantor is relying upon any advice from Buyer as to any aspect of the Transactions, Purchase Price Increases or Transition Event Increases, as applicable, including without limitation, the legal, accounting or tax treatment of such Transactions, Purchase Price Increases or Transition Event Increases, as applicable.

(25)Plan Assets. Neither Seller nor Guarantor is an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, or a “plan” described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, and the Purchased Assets are not “plan assets” within the meaning of 29 CFR §2510.3-101 as amended by Section 3(42) of ERISA, and transactions by or with Seller or Guarantor are not subject to any state or local statute regulating investments or fiduciary obligations with respect to governmental plans (within the meaning of Section 3(32) of ERISA) that would be violated by the transactions contemplated hereunder.

(26)No Prohibited Persons. Neither the Seller nor Guarantor nor any of their Affiliates, officers, directors, partners or members, is an entity or person (or to the Seller's or Guarantor's knowledge, owned or controlled by an entity or person): (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department's Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

(27)Servicing and Management. Seller has adequate financial standing and, through each Servicing Agreement with a Servicer and the REO Asset Management Agreement with the Property Manager, access to servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans and management of REO properties of the same types as may from time to time constitute Trust Mortgage Loans and REO Properties and in accordance with Accepted Servicing Practices.

(28)Real Estate Investment Trust. Guarantor is a REIT.

b.With respect to every Trust Mortgage Loan, REO Property and Purchased Assets, each of Seller and Guarantor represents and warrants to Buyer as of the applicable Purchase Date for any Transaction and each date thereafter that each representation and warranty set forth on Schedule 1-A, 1-B and 1-C, as applicable, is true and correct.

c.The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Assets, Trust Mortgage Loans and REO Properties to Buyer and shall continue for so long as the Purchased Assets, Trust Mortgage Loans and REO Properties are subject to this Agreement. Upon discovery by Guarantor, Seller, Trust Subsidiary, any Servicer or Buyer of any breach of any of the representations or warranties set forth in this Agreement, the party discovering such breach shall promptly give notice of such discovery to the others. If such breach relates to the representations and warranties referenced in Section 13(b) and is not cured within thirty (30) days (provided, however, if such breach is reasonably susceptible of cure, but not within such 30-day period, then the Seller or Guarantor, as applicable, shall have an additional sixty (60) days to cure such breach provided that the Seller or the Guarantor, as applicable, diligently and continuously pursues such cure) of the earlier of (i) Seller's or Guarantor's knowledge thereof or (ii) the receipt by Seller or Guarantor of notice thereof, Buyer has the right to require, in its unreviewable discretion, Seller to repurchase or Trust Subsidiary to remit the applicable Release Price within one (1) Business Day after receipt of notice from Buyer.

14.Covenants

Each of Seller and Guarantor covenants with Buyer that, during the term of this facility:
a.Litigation. Seller and Guarantor, as applicable, will promptly, and in any event within ten (10) Business Days after service of process on any of the following, give to Buyer notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller, Guarantor or any of their Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually in an amount greater than $2,500,000 or in an aggregate amount greater than $5,000,000, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect. Seller and Guarantor, as applicable, will promptly provide notice of any judgment, which with the passage of time, could reasonably be expected to cause an Event of Default hereunder.

b.Prohibition of Fundamental Changes. Seller shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or other than as contemplated by the Program Agreements or otherwise in the ordinary course of business sell all or substantially all of its assets; provided, that Seller may merge or consolidate with (a) any wholly owned subsidiary of Seller, or (b) any other Person if Seller is the surviving corporation; and provided further, that if after giving effect thereto, no Default would exist hereunder.

c.Servicing and Management. Seller shall not cause the Purchased Assets, Trust Mortgage Loans and REO Properties to be serviced by any Servicer or managed by another property manager other than a Servicer or property manager, as applicable, expressly approved in writing by Buyer, which approval shall be deemed granted by Buyer with respect to Seller, Ocwen and the Property Manager with the execution of this Agreement. Seller represents, warrants and covenants that it will use commercially reasonable efforts to seek to modify Trust Mortgage Loans for, or offer modifications of Trust Mortgage Loans to, qualified and willing borrowers.

d.Insurance. The Seller or Guarantor shall continue to maintain, for Seller and its Subsidiaries, Fidelity Insurance in an aggregate amount at least equal to $1,000,000. The Seller or Guarantor shall maintain, for Seller and its Subsidiaries, Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Repurchase Assets. The Seller or Guarantor shall notify the Buyer of any material change in the terms of any such Fidelity Insurance. The Trust Subsidiary shall continue to maintain homeowners or other liability insurance covering each REO Property as contemplated by the applicable Servicing Agreement and the REO Asset Management Agreement.

e.No Adverse Claims. Seller warrants and will defend, and shall cause Servicer and the Property Manager, as applicable, to defend, the right, title and interest of (i) Buyer in and to all Purchased Assets and the related Repurchase Assets, (ii) Trust Subsidiary in and to all REO Properties held by it and (iii) Trust Subsidiary in and to all Trust Mortgage Loans held by it, in each case, against all adverse claims and demands.

f.Assignment. Except as permitted herein, neither Seller nor the Trust Subsidiary shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Assets, Trust Mortgage Loans and REO Properties or any interest therein, provided that this Section shall not prevent any transfer of Purchased Assets, Trust Mortgage Loans and REO Properties in accordance with the Program Agreements.

g.Security Interest. Seller shall do all things necessary to preserve the Purchased Assets and the related Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller will comply with all rules, regulations and other laws of any Governmental Authority and cause the Purchased Assets, Trust Mortgage Loans, REO Properties or the related Repurchase Assets to comply with all applicable rules, regulations and other laws. Seller will not allow any default for which Seller is responsible to occur under any Purchased Assets, Trust Mortgage Loans and REO Properties and the related Repurchase Assets or any Program Agreement and Seller shall fully perform or cause to be performed when due all of its obligations under any Purchased Assets, Trust Mortgage Loans and REO Properties and the related Repurchase Assets and any Program Agreement.

h.Records.

(1)Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Assets, Trust Mortgage Loans and REO Properties in accordance with industry custom and practice for assets similar to the Purchased Assets, Trust Mortgage Loans and REO Properties, including those maintained pursuant to the preceding subparagraph, and all such Records shall be in Custodian's possession pursuant to the terms of the Custodial Agreement unless Buyer otherwise approves. Except in accordance with the Custodial Agreement, Seller will not allow any such papers, records or files that are an original or an only copy to leave Custodian's possession, except for individual items removed in connection with servicing a specific Purchased Asset, Trust Mortgage Loan or REO Property, in which event Seller will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record or file. Seller, the Servicer or the Property Manager of the Purchased Assets, Trust Mortgage Loans and REO Properties will maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices for assets similar to the Purchased Assets, Trust Mortgage Loans and REO Properties and preserve them against loss.

(2)For so long as Buyer has an interest in or lien on any Purchased Asset, Seller will hold or cause to be held all related Records in trust for Buyer. Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Buyer granted hereby. For so long as the Trust Subsidiary has an interest in or lien on any REO Property or Trust Mortgage Loan, the Seller shall cause the Trust Subsidiary to hold or cause to be held all related Records in trust for Buyer. The Seller shall cause the Trust Subsidiary to notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Buyer granted hereby.

(3)Upon reasonable advance notice from Custodian or Buyer, Seller shall (x) make any and all such Records available to Custodian or Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants.

i.Books. Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Assets to Buyer. The Seller shall cause the Trust Subsidiary to keep in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of REO Property and Trust Mortgage Loans to the Trust Subsidiary.

j.Approvals. Seller shall maintain all material licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Agreements, and Seller shall conduct its business strictly in accordance with applicable law.

k.Material Change in Business. Neither Seller nor Guarantor shall make any material change in the nature of its business as carried on at the date hereof other than as contemplated by Guarantor's public filings.

l.Use of Proceeds. Seller shall not, and shall cause the Property Manager to not, use the proceeds received in connection with the Transactions contemplated by this Agreement to unlawfully evict any tenant of a REO Property that is a Rental Property or to otherwise unlawfully dispossess any such tenant of such REO Property.

m.Distributions. Seller shall not pay any dividends greater than its taxable income in any given calendar year. If an Event of Default has occurred and is continuing, neither Seller nor Guarantor shall pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller or Guarantor, as applicable; provided that notwithstanding anything herein to the contrary, Guarantor and Seller shall be permitted to pay any such dividends as are required for Guarantor to meet any REIT distribution requirements.

n.Applicable Law. Seller and Guarantor shall comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.

o.Existence. Seller, Guarantor and Trust Subsidiary shall preserve and maintain their legal existence and all of their material rights, privileges, licenses and franchises.

p.Chief Executive Office; Jurisdiction of Organization. Seller shall not move its chief executive office from the address referred to in Section 13.a(17) or change its jurisdiction of organization from the jurisdiction referred to in Section 13.a(17) unless it shall have provided Buyer thirty (30) days' prior written notice of such change.

q.Taxes. Seller and Guarantor shall timely file all tax returns that are required to be filed by them and shall timely pay and discharge all Taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.

r.Transactions with Affiliates. Seller will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate, other than any contribution of REO Property or Trust Mortgage Loans to Trust Subsidiary, unless such transaction is (a) in the ordinary course of Seller's business and (b) upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section to any Affiliate.

s.Guarantees. Seller shall not create, incur, assume or suffer to exist any Guarantees, except (i) to the extent reflected in Seller's financial statements or notes thereto and (ii) to the extent the aggregate Guarantees of Seller do not exceed $100,000.

t.Indebtedness. Seller shall not, without the prior written consent of the Buyer, incur any additional material Indebtedness, including without limitation, any Indebtedness relating to any mortgage servicing rights or corporate or servicing advances (other than (i) the Existing Indebtedness, (ii) any mortgage loan and REO property financing, and (iii) usual and customary accounts payable for a mortgage company).

u.Asset Manager, Property Manager and Servicer. Neither Seller nor Guarantor shall, without the prior written consent of Buyer, (i) remove any of the Asset Manager, the Property Manager or any Servicer (other than an interim Servicer); provided, however, that Seller or Guarantor may cause or permit the transfer of the Property Manager's obligations among Subsidiaries or (ii) amend or modify any of the Asset Management Agreement, the REO Asset Management Agreement or any Servicing Agreement in a manner that would be reasonably likely to materially and adversely affect the interests of the Buyer; provided that Seller shall notify Buyer of all amendments and modifications of the Asset Management Agreement, the REO Asset Management Agreement and any Servicing Agreement by providing a copy of such amendment to Buyer promptly after execution thereof.

v.True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of Seller, Guarantor, any Affiliate thereof or any of their officers furnished to Buyer hereunder and during Buyer's diligence of Seller and Guarantor are and will be true and correct in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading, in each case as of the date provided or such other date expressly set forth therein. All required financial statements, information and reports delivered by Seller to Buyer pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, the appropriate SEC accounting regulations.

w.No Pledge. Seller shall not and shall cause each of its Affiliates, including the Trust Subsidiary, to not pledge, transfer or convey any security interest in the Collection Account, the Servicer Custodial Account or the Property Manager Custodial Account to any Person without the express written consent of Buyer.

x.Plan Assets. Neither Seller nor Guarantor shall be an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, or a “plan” described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code and the Seller shall not use

“plan assets” within the meaning of 29 CFR §2510.3-101, as amended by Section 3(42) of ERISA, to engage in this Agreement or any Transaction hereunder. Transactions by or with Seller or Guarantor shall not be subject to any state or local statute regulating investments of or fiduciary obligations with respect to governmental plans (within the meaning of Section 3(32) of ERISA) that would be violated by the transactions contemplated hereunder.

y.Sharing of Information. The Seller shall allow the Buyer to exchange information related to the Seller and the Transaction hereunder with third party lenders and the Seller shall permit each third party lender to share such information with the Buyer.

z.Regulation G, T, U or X. Seller is not in the business of acquiring a security that is margin stock or that would violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System. The proceeds of each Transaction paid to Seller will be used only for its benefit, the Guarantor or any subsidiary of the Guarantor and not for any other Person.

aa.Financial Covenants. Guarantor shall at all times comply with all financial covenants and financial ratios set forth in Section 2 of the Pricing Side Letter.

ab.Most Favored Status. Seller, Guarantor and the Buyer each agree that should Seller or Guarantor or any Affiliate thereof enter into a repurchase agreement or credit facility with any Person other than the Buyer or an Affiliate of the Buyer which by its terms provides more favorable terms to the Buyer with respect to any financial covenants set forth in Sections 14.m and 14.aa hereof or any substantially similar covenants (a “More Favorable Agreement”), the terms of this Agreement shall be deemed automatically amended to include such more favorable terms contained in such More Favorable Agreement; provided, that in the event that such More Favorable Agreement is terminated, upon notice by the Seller to the Buyer of such termination, the original terms of this Agreement shall be deemed to be automatically reinstated. The Seller, the Guarantor and the Buyer further agree to execute and deliver any new guaranties, agreements or amendments to this Agreement evidencing such provisions, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto. Promptly upon Seller or Guarantor or any Affiliate thereof entering into a repurchase agreement or other credit facility with any Person other than the Buyer, the Seller shall deliver to the Buyer (x) a true, correct and complete copy of such repurchase agreement, loan agreement, guaranty or other financing documentation (excluding pricing terms) or (y) to the extent the Seller is prohibited from delivering any such document pursuant to a confidentiality agreement with such Person, to the fullest extent permitted pursuant to such confidentiality agreement, a certificate of the Seller setting forth the terms of any financial covenants or substantially similar terms thereof.

ac.Special Purpose Entity. Seller shall cause Trust Subsidiary to be a special purpose entity that shall (i) own no assets other than the assets specifically contemplated by the Program Agreements, and will not engage in any business, other than the assets and transactions specifically contemplated by the Program Agreements; (ii) not incur any Indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than pursuant to the Program Agreements; (iii) not make any loans or advances to any Affiliate or third party, and shall not acquire obligations or securities of Seller's or Guarantor's Affiliates; (iv) pay its debts and liabilities (including, as applicable, shared personnel expenses and overhead expenses) only from its own assets; (v) comply with the provisions of its organizational documents; (vi) do all things necessary to observe organizational formalities and to preserve its existence, and not amend, modify or otherwise change its organizational documents, or suffer same to be amended, modified or otherwise changed, without the Buyer's prior written consent; (vii) maintain all of its books, records and financial statements separate from those of its Affiliates; (viii) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks; (ix) not enter into any transactions other than transactions specifically contemplated by the Program Agreements with any Affiliates except on commercially reasonable terms similar to those available to unaffiliated parties in an arm's length transaction; (x) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; (xi) not engage in or suffer any change of ownership, dissolution, winding up, liquidation, consolidation or merger or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein); (xii) not commingle its funds or other assets with those of any Affiliate or any other Person and shall maintain its properties and assets in such manner that it would not be costly or difficult to identify, segregate or ascertain its properties and assets from those of others; (xiii) not institute against, or join any other Person in instituting against the Trust Subsidiary any proceedings of the type referred to in the definition of Act of Insolvency hereunder or seek to substantively consolidate the Trust Subsidiary in connection with any Act of Insolvency with respect to Seller; (xiv) will not hold itself out to be responsible for the debts or obligations of any other Person other than as set forth in the Program Agreements; (xv) not form, acquire or hold any Subsidiary or own any equity interest in any other entity; (xvi) allocate fairly and reasonably any overhead for shared office space and services performed by an employee of an Affiliate; and (xvii) not pledge its assets to secure the obligations of any other Person other than as contemplated by the Program Agreements.

15.Events of Default

Each of the following shall constitute an “Event of Default” hereunder:
a.Payment Failure. Failure of Seller to (i) make any payment of Price Differential or Repurchase Price or any other sum which has become due, on a Payment Date, Optional Prepayment Date or a Repurchase Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, any other warehouse and security agreement or any other document evidencing or securing Indebtedness of Seller to Buyer or to any Affiliate of Buyer (subject to any applicable cure periods) (an “Affiliate Payment”), provided that in the event a Price Differential payment or an Affiliate Payment is made that is no more than ten percent (10%) less than the actual payment due on such date (a “Payment Shortfall”), Seller shall have two (2) Business Days to remit such Payment Shortfall to Buyer, or (ii) cure any Margin Deficit when due pursuant to Section 6 hereof.

b.Cross Default. Seller, Guarantor or any of their Affiliates shall be in default under (i) any Indebtedness, in the aggregate, in excess of $1,000,000 of Seller or of such Affiliate which default (1) involves the failure to pay (subject to any applicable cure period) a matured obligation, or (2) permits the acceleration of the maturity of such Indebtedness by any other party to or beneficiary with respect to such Indebtedness, or (ii) any other contract or contracts (excluding any Non-Recourse Debt), in the aggregate in excess of $2,500,000 to which Seller, Guarantor or such Affiliate is a party which default (1) involves the failure by Seller, Guarantor or such Affiliate to pay (subject to any applicable cure period) a matured obligation, or (2) permits the acceleration of the maturity of obligations of Seller, Guarantor or such Affiliate by any other party to or beneficiary of such contract.

c.Assignment. Assignment or attempted assignment by Seller or Guarantor of this Agreement or any rights hereunder without first obtaining the specific written consent of Buyer, or the granting by Seller of any security interest, lien or other encumbrances on any Purchased Assets to any person other than Buyer, the granting by the Trust Subsidiary of any security interest, lien or other encumbrances on any Trust Mortgage Loan or any REO Property to any person other than Buyer or nominee approved by Buyer.

d.Insolvency. An Act of Insolvency shall have occurred with respect to Seller, Guarantor, the Trust Subsidiary or any Affiliate.

e.Material Adverse Change. Any material adverse change in the Property, business, financial condition or operations of Seller, Guarantor, Trust Subsidiary, any of their respective Affiliates shall occur, in each case as determined by Buyer in its sole good faith discretion, or any other condition shall exist which, in Buyer's sole good faith discretion, constitutes a material impairment of Seller's ability to perform its obligations under this Agreement or any other Program Agreement.

f.Breach of Financial Representation or Covenant or Obligation. A breach by Seller or Guarantor of any of the representations, warranties or covenants or obligations set forth in Sections 13.a(1), 13.a(7), 13.a(12), 13.a(19), 13.a(23), 14.b, 14.m, 14.o, 14.s, 14.t, 14.w, 14.x, 14.z or 14.aa of this Agreement.

g.Breach of Non‑Financial Representation or Covenant. A breach by Seller or Guarantor of any other material representation, warranty or covenant set forth in this Agreement (and not otherwise specified in Section 15.f above), including any failure of the Seller or the Guarantor to deliver any report required to be delivered under this Agreement or any other Program Agreement, if such breach is not cured within ten (10) Business Days of Seller's or Guarantor's knowledge thereof (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Asset Value, the existence of a Margin Deficit and the obligation to repurchase such Purchased Asset for the Release Price with respect to such REO Property or Trust Mortgage Loan, as applicable, unless (i) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, (ii) any such representations and warranties have been determined by Buyer in its sole good faith discretion to be materially false or misleading on a regular basis, or (iii) Buyer, in its sole good faith discretion, determines that such breach of a material representation, warranty or covenant materially and adversely affects (A) the condition (financial or otherwise) of such party, its Subsidiaries or Affiliates; or (B) Buyer's sole good faith determination to enter into this Agreement or Transactions, Purchase Price Increases or Transition Event Increases with such party, then such breach shall constitute an immediate Event of Default and Seller shall have no cure right hereunder).

h.Change of Control. The occurrence of a Change in Control.

i.Failure to Transfer. Seller fails to transfer the Purchased Assets to Buyer (or with respect to REO Properties, fails to transfer such REO Properties to the Trust Subsidiary, or with respect to Trust Mortgage Loans, fails to transfer such Trust Mortgage Loans to the Trust Subsidiary) on or prior to the applicable Purchase Date.

j.Judgment. A final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against the Seller or any of its Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof.

k.Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under Governmental Authority shall have received any judicial or administrative order permitting such Governmental Authority to take any action that is reasonably likely to result in a condemnation, seizure or appropriation, or assumption of custody or control of, all or any substantial part of the Property of Seller, Guarantor or any Affiliate thereof, or shall have taken any action that is reasonably likely to result in the displacement of the management of Seller, Guarantor or any Affiliate thereof or to materially curtail its authority in the conduct of the business of Seller, Guarantor or any Affiliate thereof, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller, Guarantor or Affiliate as an issuer, buyer or a seller of Mortgage Loans or REO Properties or securities backed thereby, and such action provided for in this Section 15.k shall not have been discontinued or stayed within thirty (30) days.

l.Inability to Perform. An officer of Seller, Guarantor or Trust Subsidiary shall admit its inability to, or its intention not to, perform any of the Obligations hereunder or Guarantor's obligations hereunder or under the Guaranty.

m.Security Interest. This Agreement shall for any reason cease to create a valid, first priority security interest in any portion of the Purchased Assets or other Repurchase Assets purported to be covered hereby.

n.Financial Statements. Seller's or Guarantor's audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller or Guarantor as a “going concern” or a reference of similar import.

o.Trust Subsidiary Breach. A breach by Trust Subsidiary of any material representation, warranty or covenant set forth in the Trust Assignment Agreement or any other Program Agreement, any repudiation of the Trust Assignment Agreement by Trust Subsidiary, or if the Trust Assignment Agreement is not enforceable against the applicable Trust Subsidiary.

p.Guarantor Breach. Any “event of default” by Guarantor under the Guaranty, any repudiation of the Guaranty by the Guarantor, or if the Guaranty is not enforceable against the Guarantor.

q.REIT Asset and Income Tests. The failure of Guarantor to qualify as a REIT for federal income tax purposes.

r.Servicer or Property Manager Default. (i) The Seller has not appointed a successor servicer acceptable to Buyer within thirty (30) days of an uncured Servicer Termination Event or an Event of Default relating to any Servicer or (ii) the Seller or the Guarantor has not appointed a successor property manager acceptable to Buyer within thirty (30) days of an uncured Property Manager Termination Event or an Event of Default relating to the Property Manager.

s.Reserve Account. The failure of Seller to maintain on deposit in the Reserve Account at an amount greater than or equal to the product of (i) the Required Reserve Amount and (ii) 50% for more than five (5) Business Days of such failure.

t.Investment Company. Seller or Guarantor shall have become an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

u.Amortization Utilization Fee. The Seller shall fail to pay the Amortization Utilization Fee to the Buyer on or prior to the first Business Day in the Amortization Period.

v.Deposits of Collections. Failure of Seller to cause each Servicer and the Property Manager to comply with the deposit requirements set forth in Section 7.a, Section 12.b and Section 12.c hereof, if such failure is not cured within two (2) days.

An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.
16.Remedies Upon Default

In the event that an Event of Default shall have occurred:
a.Buyer may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency of Seller or any Affiliate), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction or Purchase Price Increase Date for any Purchase Price Increase or the or Transition Event Increase Date for any or Transition Event Increase has not yet occurred as of the date of such exercise or deemed exercise, such Transaction, Purchase Price Increase or Transition Event Increase shall be deemed immediately canceled). Buyer shall (except upon the occurrence of an Act of Insolvency) give notice to Seller and Guarantor of the exercise of such option as promptly as practicable.

b.If Buyer exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Section, (i) Seller's obligations in such Transactions to repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Section, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied, in Buyer's sole discretion, to the aggregate unpaid Repurchase Prices for all outstanding Transactions and any other amounts owing by Seller hereunder and any remainder shall be paid to Seller, and (iii) Seller shall immediately deliver to Buyer the Asset Files relating to any Purchased Assets, Trust Mortgage Loans or REO Properties subject to such Transactions then in Seller's possession or control.

c.Buyer also shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all Records and files of Seller or Trust Subsidiary relating to the Purchased Assets, Trust Mortgage Loans and REO Properties and all documents relating to the Purchased Assets, Trust Mortgage Loans and REO Properties (including, without limitation, any legal, credit or servicing files with respect to the Purchased Assets, Trust Mortgage Loans and REO Properties) which are then or may thereafter come in to the possession of Seller, Trust Subsidiary or any third party (including their Affiliates) acting for Seller. To obtain physical possession of any Purchased Assets, Trust Mortgage Loans and REO Properties held by Custodian, Buyer shall present to Custodian a Trust Receipt. Without limiting the rights of Buyer hereto to pursue all other legal and equitable rights available to Buyer for Seller's failure to perform its obligations under this Agreement,

Seller acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and Buyer shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Buyer from pursuing any other remedies for such breach, including the recovery of monetary damages.

d.Buyer shall have the right to direct all servicers then servicing, or managers then managing, any Purchased Assets, Trust Mortgage Loans and REO Properties to remit all collections thereon to Buyer, and if any such payments are received by Seller, Seller shall not commingle the amounts received with other funds of Seller and shall promptly pay them over to Buyer. Buyer shall also have the right to terminate any one or all of the servicers then servicing, or managers then managing, any Purchased Assets, Trust Mortgage Loans and REO Properties with or without cause. In addition, Buyer shall have the right to immediately sell the Purchased Assets, cause the Trust Subsidiary to sell the REO Properties, cause the Trust Subsidiary to sell the Trust Mortgage Loans and liquidate all Repurchase Assets. Such disposition of Purchased Assets, Trust Mortgage Loans and REO Properties may be, at Buyer's option, on either a servicing‑released or a servicing‑retained basis. Buyer shall not be required to give any warranties as to the Purchased Assets, Trust Mortgage Loans or REO Properties with respect to any such disposition thereof. Buyer may specifically disclaim or modify any warranties of title or the like relating to the Purchased Assets, Trust Mortgage Loans or REO Properties. The foregoing procedure for disposition of the Purchased Assets, Trust Mortgage Loans or REO Properties and liquidation of the Repurchase Assets shall not be considered to adversely affect the commercial reasonableness of any sale thereof. Seller agrees that it would not be commercially unreasonable for Buyer to dispose of the Purchased Assets, cause the disposition of REO Properties and Trust Mortgage Loans or dispose of the Repurchase Assets or any portion thereof by using Internet sites that provide for the auction of assets similar to the Purchased Assets, Trust Mortgage Loans, REO Properties or the Repurchase Assets, or that have the reasonable capability of doing so, or that match buyers and Seller of assets. Buyer shall be entitled to place the Purchased Assets or cause the placement of the REO Properties and Trust Mortgage Loans in a pool for issuance of securities at the then‑prevailing price for such securities and to sell such securities for such prevailing price in the open market. Buyer shall also be entitled to sell any or all of such Purchased Assets, Trust Mortgage Loans or REO Properties individually for the prevailing price. Buyer shall also be entitled, in its sole discretion to elect, in lieu of selling all or a portion of such Purchased Assets or causing the sale of all or a portion of such REO Properties and Trust Mortgage Loans, to give the Seller credit for such Purchased Assets and the Repurchase Assets in an amount equal to the Market Value of the Purchased Assets against the aggregate unpaid Repurchase Price and any other amounts owing by the Seller hereunder.

e.Upon the happening of one or more Events of Default, Buyer may apply any proceeds from the liquidation of the Purchased Assets and Repurchase Assets to the Repurchase Prices hereunder and all other Obligations in the manner Buyer deems appropriate in its sole discretion until all Obligations are paid in full, and shall pay any remainder to Seller.

f.Seller recognizes that the market for the Purchased Assets, Trust Mortgage Loans or REO Properties may not be liquid and as a result it may not be possible for Buyer to sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner. Seller further recognizes that Buyer may be unable to effect a public sale of any or all of the Purchased Assets that are Trust Interests, by reason of certain prohibitions contained in the 1934 Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not a view to the distribution or resale thereof. In view of the nature of the Purchased Assets, Trust Mortgage Loans or REO Properties, Seller agrees that liquidation of any Purchased Asset, Trust Mortgage Loan or REO Property may be conducted in a private sale and at such price as Buyer may deem commercially reasonable. Buyer shall be under no obligation to delay a sale of any of any Purchased Assets that are the Trust Interests for the period of time necessary to permit the Seller to register the Trust Interests for public sale under the 1934 Act, or under applicable state securities laws, even if Seller would agree to do so.

g.Seller agrees to use its reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of any portion of the Trust Interests pursuant to this Agreement valid and binding and in compliance with any and all other applicable laws other than registration under applicable securities laws, provided that Seller shall have no obligation to register the Trust Interests for public sale under the 1934 Act. Seller further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Buyer, that Buyer has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Seller, and Seller hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for defense that no Event of Default has occurred hereunder.

h.Seller shall be liable to Buyer for (i) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses of Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of Buyer) incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

i.To the extent permitted by applicable law, Seller shall be liable to Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Buyer's rights hereunder. Interest on any sum payable by Seller under this Section 16.i shall accrue at a rate equal to the Post Default Rate.

j.Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

k.Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a) and (d) of this Section, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

l.Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

m.Buyer shall have the right to perform reasonable due diligence with respect to Seller, Trust Subsidiary and the Purchased Assets, Trust Mortgage Loans and REO Properties, which review shall be at the expense of Seller.

17.Reports

a.Default Notices. Seller and Guarantor shall each furnish to Buyer (i) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches) and any material financial information that is not otherwise required to be provided by Seller or Guarantor hereunder which is given to Seller's or Guarantor's lenders and (ii) immediately, notice of the occurrence of any (A) Event of Default hereunder, (B) material default or breach by Seller, Guarantor, Trust Subsidiary, a Servicer or the Property Manager of any obligation under any Program Agreement or any material contract or agreement of Seller, Guarantor, Trust Subsidiary, a Servicer or the Property Manager or (C) event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default.

b.Financial Notices. Seller and Guarantor shall each furnish to Buyer (solely to the extent not publicly available):

(1)as soon as available and in any event within thirty (30) calendar days after the end of each calendar month, the unaudited consolidated balance sheets of Seller and Guarantor and its consolidated Subsidiaries as of the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Seller and Guarantor and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Seller and Guarantor, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Seller and Guarantor and its consolidated Subsidiaries in accordance with GAAP (other than solely with respect to footnotes, year‑end adjustments and cash flow statements) consistently applied, as at the end of, and for, such period;

(2)as soon as available and in any event within ninety (90) days after the end of each fiscal year of Guarantor, the consolidated balance sheets of Guarantor and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall have no “going concern” qualification and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Guarantor and its respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

(3)at the time the Seller and Guarantor furnishes each set of financial statements pursuant to Section 17.b(1) or (2) above, an Officer's Compliance Certificate of a Responsible Officer of Seller and Guarantor in the form attached as Exhibit A to the Pricing Side Letter;

(4)reserved;

(5)as soon as available and in any event within thirty (30) days of receipt thereof;

(a)reserved;

(b)copies of relevant portions of all final written Agency, FHA, VA, Governmental Authority and investor audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required, (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non‑renewal, or (iii) “report cards,” “grades” or other classifications of the quality of Seller's and Guarantor's operations to the extent such delivery is permitted under the terms thereof;

(c)such other information regarding the financial condition, operations, or business of the Seller and Guarantor as Buyer may reasonably request; and

(d)the particulars of any Event of Termination in reasonable detail.

(6)Seller shall provide Buyer, as part of the Officer's Compliance Certificate delivered pursuant to Section 17.b(3) above, a list of all actions, notices, proceedings or investigations pending with respect to which Seller has received service of process or other form of notice or, to the best of Seller's knowledge, threatened against it, before any court, administrative or governmental agency or other regulatory body or any rules or actions of a stock exchange or tribunal as of such date (A) asserting the invalidity of any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated under any Program Agreement, (C) making a claim individually in an amount greater than $2,500,000 or in an aggregate amount greater than $5,000,000, (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder or (E) which might materially and adversely affect the validity of the Purchased Assets, Trust Mortgage Loans, REO Properties or the performance by it of its obligations under, or the validity or enforceability of any Program Agreement.

c.Notices of Certain Events. As soon as possible and in any event within five (5) Business Days, in the case of the events specified in clauses (2), (5) and (7) - (9), ten (10) Business Days in the case of the event specified in clause (10), thirty (30) days prior in the case of the event specified in clause (11) and fifteen (15) Business Days in the case of the other events specified below, of knowledge thereof, or with respect to clause (10), of the occurrence thereof, Seller shall furnish to Buyer notice of the following events:

(1)a change in the insurance coverage required of Seller or any other Person pursuant to any Program Agreement, with a copy of evidence of same attached;

(2)any material dispute, litigation, investigation (excluding any ordinary course investigations), proceeding or suspension between Seller, on the one hand, and any Governmental Authority or any Person;

(3)any material change in accounting policies or financial reporting practices of Seller;

(4)that the underlying Mortgaged Property with respect to any Purchased Asset or Trust Mortgage Loan or any REO Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect materially and adversely the value of such Mortgage Loan or REO Property;

(5)any material issues raised upon examination of Seller or Seller's facilities by any Governmental Authority;

(6)any material change in the Indebtedness of the Seller, including, without limitation, any default, renewal, non‑renewal, termination, increase in available amount or decrease in available amount related thereto;

(7)any material default related to any Repurchase Asset or any Lien or security interest (other than security interests created hereby or by the other Program Agreements) on, or claim asserted against, any of the Purchased Asset, any Trust Mortgage Loan or any REO Property;

(8)any other event, circumstance or condition that has resulted, or could reasonably be expected to result, in a Material Adverse Effect with respect to Seller;

(9)the occurrence of any material employment dispute and a description of the strategy for resolving it that could reasonably be expected to result in a Material Adverse Effect;

(10)any REO Property becoming a Rental Property; and

(11)the anticipated occurrence of the Amortization Period.

d.Portfolio Performance Data. On or prior to each Reporting Date, Seller shall furnish to Buyer (i) electronic Trust Mortgage Loan and REO Property performance data, including, without limitation, delinquency reports and volume information, broken down by product (i.e., delinquency, foreclosure and net charge-off reports) and (ii) for Mortgage Loans and REO Properties serviced by a Servicer, or managed by the Property Manager, electronically, in a format mutually acceptable to Buyer and Seller, servicing information, including, without limitation, the current BPO and the occurrence of any Transition Event not previously reported in connection with a prior Reporting Date, on an asset-by-asset basis and in the aggregate, with respect to the Trust Mortgage Loans and the REO Properties serviced by Seller, any Servicer or the Property Manager for the month (or any portion thereof) prior to the Reporting Date. In addition to the foregoing information on each Reporting Date, Seller will furnish to Buyer such information upon (i) the occurrence and continuation of an Event of Default and (ii) any Trust Mortgage Loan being modified.

e.Other Reports. Seller shall deliver to Buyer any other reports or information reasonably requested by Buyer or as otherwise required pursuant to this Agreement or as set forth in the Officer's Compliance Certificate delivered pursuant to Section 17.b(3) above.

f.Loan Activity Report. On or prior to each Reporting Date, Seller will furnish to Buyer (i) an Asset Schedule and (ii) a loan activity report comprised of the information set forth in Exhibit C attached hereto.

18.Repurchase Transactions

Buyer may, in its sole election, engage in repurchase transactions with the Purchased Assets or its interests in REO Properties and Trust Mortgage Loans or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Assets with a counterparty of Buyer's choice with Seller's prior written consent, not to be unreasonably withheld or delayed. Unless an Event of Default shall have occurred, no such transaction shall relieve Buyer of its obligations to transfer Purchased Assets to Seller pursuant to Section 4 hereof, or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Section 7 hereof. In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or its interests in the REO Properties and Trust Mortgage Loans or otherwise pledges or hypothecates any of the Purchased Assets or its interests in the Trust Mortgage Loan or REO Properties, Buyer shall have the right to assign to Buyer's counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets or its interests in the Trust Mortgage Loan or REO Properties that are subject to such repurchase transaction.
19.Single Agreement

Buyer and Seller acknowledge they have and will enter into each Transaction hereunder, in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set‑off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.
20.Notices and Other Communications

Any and all notices (with the exception of Transaction Requests, Purchase Price Increase Requests and or Transition Event Increase Requests, as applicable, which shall be delivered via electronic mail or other electronic medium agreed to by the Buyer and the Seller), statements, demands or other communications hereunder may be given by a party to the other by mail, email, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.
If to Seller:
Altisource Residential, L.P.
c/o Altisource Asset Management Corporation
402 Strand Street
Frederiksted, USVI 00840-3531

Attention: General Counsel
Phone Number: 770-644-7450
Fax Number: 340-692-1046
E‑mail: Stephen.Gray@AltisourceAMC.com

If to Guarantor:
Altisource Residential Corporation
c/o Altisource Asset Management Corporation
402 Strand Street
Frederiksted, USVI 00840-3531
Attention: General Counsel
Phone Number: 770-644-7450
Fax Number: 340-692-1046
E‑mail: Stephen.Gray@AltisourceAMC.com

If to Buyer:
Deutsche Bank AG, Cayman Islands Branch
60 Wall Street, 3rd Floor
New York, NY 10005
Attention: Loan Operations
Email:    abs.conduits@db.com
bilat.deals-ny@db.com

With a Copy to:

Deutsche Bank Securities Inc.
60 Wall Street, 3rd Floor
New York, NY 10005
Attention: Structured Credit Mortgage Team
Email:    csg.repo@list.db.com

21.Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

22.Non assignability

The Program Agreements are not assignable by Seller or Guarantor. Buyer may from time to time assign all or a portion of its rights and obligations under this Agreement and the Program Agreements with Seller's prior written consent, not to be unreasonably withheld or delayed; provided that such consent shall not be required if Buyer assigns its rights and obligations (i) to an Affiliate (that is not an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, a “plan” as defined by and subject to Section 4975 of the Code, or an entity deemed to hold “plan assets” of either of the foregoing, that would cause Seller to incur any prohibited transaction excise tax penalties under Section 4975 of the Code) of Buyer, (ii) after the occurrence and during the continuance of an Event of Default or (iii) after the occurrence of a Regulatory Capital Event (so long as the related assignee is not an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, a “plan” as defined by and subject to Section 4975 of the Code, or an entity deemed to hold “plan assets” of either of the foregoing, that would cause Seller to incur any prohibited transaction excise tax penalties under Section 4975 of the Code); provided, further that in no event shall an assignment to an Affiliate of Buyer prior to an Event of Default cause any amount payable by Seller under Sections 5, 11.b, 11.d, 11.e, or 11.f to be greater than such amounts that would be payable if Deutsche Bank AG, Cayman Islands Branch was the Buyer and provided, further, however that Buyer shall maintain as agent of Seller, for review by Seller upon written request, a register of assignees and a copy of an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned. Upon such assignment, (a) such assignee shall be a party hereto and to each Program Agreement to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it to either (i) an Affiliate of Buyer which does not hold ERISA “plan assets” and assumes the obligations of Buyer or (ii) another Person approved by Seller (such approval not to be unreasonably withheld) which assumes the obligations of Buyer, be released from its obligations hereunder and under the Program Agreements. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any permitted assignee any document or other information delivered to Buyer by Seller.
23.Set‑off

In addition to any rights and remedies of the Buyer hereunder and by law, the Buyer shall have the right, upon the occurrence and continuance of an Event of Default, without prior notice to the Seller or Guarantor, any such notice being expressly waived by the Seller and Guarantor to the extent permitted by applicable law to set-off and appropriate and apply against any Obligation from Seller, the Guarantor or any Affiliate thereof to Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from the Buyer or any Affiliate thereof to or for the credit or the account of the Seller, the Guarantor or any Affiliate thereof. The Buyer agrees promptly to notify the Seller or Guarantor after any such set off and application made by the Buyer; provided that the failure to give such notice shall not affect the validity of such set off and application.
24.Binding Effect; Governing Law; Jurisdiction

a.This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Seller acknowledges that the obligations of Buyer hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Buyer. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

b.SELLER AND GUARANTOR HEREBY WAIVE TRIAL BY JURY. SELLER AND GUARANTOR HEREBY IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF

ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING. SELLER AND GUARANTOR HEREBY SUBMIT TO, AND WAIVE ANY OBJECTION THEY MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

25.No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 6.a, 16.a or otherwise, will not constitute a waiver of any right to do so at a later date.
26.Intent

a.The parties intend that each Transaction be a “repurchase agreement” as that term is defined in Section 101(47)(A)(i) of Title 11 of the United States Code, as amended, a “securities contract” as that term is defined in Section 741(7)(A)(i) of Title 11 of the United States Code, as amended, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code, and that the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. The parties intend that each Transaction is a “repurchase transaction” or “reverse repurchase transaction” on ”interests” in “mortgage loans” (as such terms are used in section 741(7) of the Bankruptcy Code) and on a “security” (as such term is defined in section 101(49) of the Bankruptcy Code).

b.The parties further intend that (i) Buyer be entitled to, without limitation, the liquidation, termination, acceleration, netting, set-off, and non-avoidability rights afforded to parties such as Buyer to “repurchase agreements” pursuant to Sections 559, 362(b)(7) and 546(f) of the Bankruptcy Code; “securities contracts” pursuant to Sections 555, 362(b)(6) and 546(e) of the Bankruptcy Code; and “master netting agreements” pursuant to Sections 561, 362(b)(27) and 546(j) of the Bankruptcy Code, and (ii) Buyer's right to liquidate the Purchased Assets, Trust Mortgage Loans and REO Property delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561; any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit shall be considered a “margin payment” as such term is defined in Bankruptcy Code Section 741(5).

c.The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

d.It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

e.This Agreement is intended to be a “repurchase agreement” and a “securities contract,” within the meaning of Section 555 and Section 559 under the Bankruptcy Code. The parties hereto intend that each Transaction constitutes a purchase and a true sale and not a secured financing.

f.Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

27.Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:
a.in the case of Transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the 1934 Act, the Securities Investor Protection Corporation has taken the position that the provisions of the SIPA do not protect the other party with respect to any Transaction hereunder;

b.in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

c.in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

28.Power of Attorney

Seller hereby authorizes Buyer to file such financing statement or statements relating to the Repurchase Assets without Seller's signature thereon as Buyer, at its option, may deem appropriate. Seller hereby appoints Buyer as Seller's agent and attorney-in-fact to execute any such financing statement or statements in Seller's name and to perform all other acts which Buyer deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Repurchase Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of Seller as its agent and attorney-in-fact. This agency and power of attorney is coupled with an interest and is irrevocable without Buyer's consent. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 28. In addition the foregoing, the Seller agrees to execute a Power of Attorney, in the form of Exhibit D-1 hereto, to be delivered on the date hereof. Seller shall cause the Trust Subsidiary to execute a Power of Attorney in the form of Exhibit D-2 attached hereto. Buyer shall not take any action pursuant to the foregoing Powers of Attorneys unless an Event of Default has occurred and is continuing.
29.Buyer May Act Through Affiliates

Buyer may, from time to time, designate one or more Affiliates for the purpose of performing any action hereunder.
30.Indemnification; Obligations

a.Each of Seller and Guarantor agrees to hold Buyer and each of its respective Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) harmless from and indemnify each Indemnified Party (and will reimburse each Indemnified Party as the same is incurred) against all liabilities, losses, damages, judgments, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind which may be imposed on, incurred by, or asserted against any Indemnified Party relating to or arising out of this Agreement, any Transaction Request, Purchase Price Increase Request or Transition Event Increase Request, any Program Agreement or any transaction contemplated hereby or thereby resulting from anything other than the Indemnified Party's gross negligence or willful misconduct. Each of Seller and Guarantor also agrees to reimburse each Indemnified Party for all reasonable and documented expenses in connection with the enforcement of this Agreement and the exercise of any right or remedy provided for herein, any Transaction Request, Purchase Price Increase Request, or Transition Event Increase Request and any Program Agreement, including, without limitation, the reasonable fees and disbursements of counsel. Seller's and Guarantor's agreements in this Section 30 shall survive the payment in full of the Repurchase Price and the expiration or termination of this Agreement. Each of Seller and Guarantor hereby acknowledges that its obligations hereunder are recourse obligations of Seller and the Guarantor and are not limited to recoveries each Indemnified Party may have with respect to the Purchased Assets, Trust Mortgage Loans or REO Property. Each of Seller and the Guarantor also agrees not to assert any claim against Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of the Transactions, Purchase Price Increases or Transition Event Increases, this Agreement or any of the transactions contemplated thereby. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

b.Without limitation to the provisions of Section 4, if any payment of the Repurchase Price of any Transaction, Purchase Price Increase or Transition Event Increase is made by Seller other than on the then scheduled Repurchase Date thereto as a result of an acceleration of the Repurchase Date pursuant to Section 16, Seller shall, upon demand by Buyer, pay to Buyer an amount sufficient to compensate Buyer for any losses, costs or expenses that it may reasonably incur as of a result of such payment.

c.Without limiting the provisions of Section 30.a hereof, if Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation,

fees and expenses of counsel and indemnities, such amount may be paid on behalf of Seller by Buyer, in its sole discretion.

31.Counterparts

This Agreement may be executed in one or more counterparts (which may be delivered electronically), each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.
32.Confidentiality

a.This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to the parties hereto and shall be held by the parties hereto in strict confidence and shall not be disclosed to any third party without the written consent of the other parties except for (i) disclosure to such party's direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, or (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body or any rules or actions of a stock exchange. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that parties may not disclose the name of or identifying information with respect to the other parties or any pricing terms (including, without limitation, the Pricing Rate, Non‑Utilization Fee, Purchase Price Percentage, Purchase Price and other pricing terms or fees contained in or payable pursuant to this Agreement, the Pricing Side Letter or any other Program Agreement) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of the other parties. Notwithstanding anything contained in this Agreement to the contrary or any disclosure requirements contained in agreements that Seller, Guarantor or any of their respective Affiliates have entered into with third parties, the Pricing Side Letter and its terms may not be disclosed to any Person without the prior written consent of the Buyer except to the extent required by applicable law, which such consent may be withheld for any reason.

b.Notwithstanding anything in this Agreement to the contrary, each of the parties hereto shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Assets, Trust Mortgage Loans and REO Properties and/or any applicable terms of this Agreement (the “Confidential Information”). Each of the parties understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm‑Leach‑Bliley Act (the “Act”), and each party agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the Act and other applicable federal and state privacy laws. Each of the parties shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the Act) of each other party or any Affiliate of such other party which such party holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Each party represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect. Upon request, each party will provide evidence reasonably satisfactory to allow the other party to confirm that the providing party has satisfied its obligations as required under this Section. Without limitation, this may include the other party's review of audits, summaries of test results, and other equivalent evaluations of such party. Each party shall notify the other parties immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of such other party or any Affiliate of such other party provided directly to such party by the other party or such Affiliate. Each party shall provide such notice to the other parties by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.

33.Recording of Communications

Buyer, Seller and Guarantor shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions. Buyer, Seller and Guarantor consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties' agreement.
34.Periodic Due Diligence Review

Seller acknowledges that Buyer has the right to perform continuing due diligence reviews (including Title Inquiries) with respect to the Seller, Trust Subsidiary and the Purchased Assets, Trust Mortgage Loans and REO Properties, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, for the purpose of performing quality control review of the Purchased Assets, Trust Mortgage Loans and REO Properties or otherwise, and Seller agrees that upon reasonable (but no less than ten (10) Business Day's) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Asset Files and any and all documents, data, records, agreements, instruments or information relating to such Purchased Assets, Trust Mortgage Loans and REO Properties (including, without limitation, quality control review) in the possession or under the control of Seller, Trust Subsidiary, a Servicer, the Property Manager and/or the Custodian; provided that, unless an Event of Default has occurred and is continuing, such examination and inspections shall be limited to one occurrence per calendar year. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Asset Files and the Purchased Assets, Trust Mortgage Loans and REO Properties. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Purchased Assets, Trust Mortgage Loans and REO Properties from Seller based solely upon the information provided by Seller to Buyer in the Asset Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets, Trust Mortgage Loans and REO Properties purchased in a Transaction or Purchase Price Increase, including, without limitation, ordering BPOs, new credit reports and new appraisals, conducting lien searches on REO Properties and conducting property inspections to confirm compliance with the Renovation Standards, on the related Mortgaged Properties and REO Properties and otherwise re‑generating the information used to determine the Asset Value of such Purchased Assets, Trust Mortgage Loans and REO Properties. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets, Trust Mortgage Loans and REO Properties in the possession, or under the control, of Seller. Seller further agrees that Seller shall pay all reasonable and documented out‑of‑pocket costs and expenses incurred by Buyer in connection with Buyer's activities pursuant to this Section 34 in an amount not to exceed the Due Diligence Cap; provided that the Due Diligence Cap shall not apply (i) upon the occurrence of an Event of Default, (ii) with respect to lien searches on REO Properties conducted by Buyer or its designee.
35.Authorizations

Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for Seller or Buyer to the extent set forth therein, as the case may be, under this Agreement.
36.Acknowledgement of Anti‑Predatory Lending Policies

Buyer has in place internal policies and procedures that expressly prohibit its purchase of any High Cost Mortgage Loan.
37.Documents Mutually Drafted

The Seller and the Buyer agree that this Agreement and each other Program Agreement prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.
38.General Interpretive Principles

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
a.the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

b.accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

c.references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

d.a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

e.the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

f.the term “include” or “including” shall mean without limitation by reason of enumeration;

g.all times specified herein or in any other Program Agreement (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and

h.all references herein or in any Program Agreement to “good faith” means good faith as defined in Section 1‑201(19) of the UCC as in effect in the State of New York.

39.Conflicts

In the event of any conflict between the terms of this Agreement and any other Program Agreement, the documents shall control in the following order of priority: first, the terms of the Pricing Side Letter shall prevail, then the terms of this Agreement shall prevail, and then the terms of the other Program Agreements shall prevail.
40.Rental of REO Properties

a.In accordance with the Accepted Servicing Practices, the Property Manager may select a REO Property for participation in a rental program. The Seller shall cause the Property Manager to manage and operate any such rental program, including whether to liquidate such REO Property or include such REO Property in such program, based on the following standards: (a) those management, rental, sales and collection practices of prudent professional management companies that manage single family and 2-4 family residential homes for rent and sale of a type similar to the REO Properties included in such program in the jurisdiction where such REO Property is located, (b) in material compliance with all the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, including, but not limited to, all state and local landlord tenant laws, and any applicable homeowners or condominium association; and (c) using commercially reasonable efforts.

b.Notwithstanding anything contained in this Section the contrary, the Seller shall not permit the Rental Percentage to exceed 30%.

41.Limitation on Liability of Owner Trustee

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Christiana Trust, a division of Wilmington Savings Fund Society, FSB, a federal savings bank (“Christiana Trust”), not individually or personally but solely as Owner Trustee of the Trust Subsidiary, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust Subsidiary is made and intended not as personal representations, undertakings and agreements by Christiana Trust but is made and intended for the purpose for binding only the Trust Subsidiary, (c) nothing herein contained shall be construed as creating any liability on Christiana Trust, individually or personally, to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through or under the parties hereto, and (d) under no circumstances shall Christiana Trust be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust Subsidiary under this Agreement or the other related documents.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.
Deutsche Bank AG, Cayman Islands Branch, as Buyer

By:____________________
Name:
Title:

By:____________________
Name:
Title:

Altisource Residential, L.P., as Seller

By: Altisource Residential GP, LLC,
its general partner

By: Altisource Residential Corporation,
the sole member of the general partner

By:____________________
Name: Kenneth D. Najour
Title: Chief Financial Officer

Altisource Residential Corporation, as Guarantor

By:____________________

Name:	Kenneth D. Najour
Title: Chief Financial Officer

SCHEDULE 1-A

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO Trust MORTGAGE LOANS
The Seller makes the following representations and warranties to the Buyer, with respect to the Trust Mortgage Loans owned by the Trust Subsidiary, as of the initial Purchase Date and each Purchase Price Increase Date and Transition Event Increase Date relating to the extinguishment of an Existing Lien for such Trust Mortgage Loans and as of any date on which any Transaction hereunder relating to the Trust Mortgage Loans is outstanding subject to any exceptions agreed to by Buyer.
(a)Payments Current. Solely with respect to Performing Mortgage Loans, no payments of principal or interest are thirty (30) days or more past due.

(b)No Outstanding Charges. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid. Neither Seller nor Trust Subsidiary has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and/or interest thereunder.

(c)Original Terms Unmodified. Other than with respect to Modified Mortgage Loans, the terms of the Mortgage Note (and the Proprietary Lease, the Assignment of Proprietary Lease and Stock Power with respect to each Co-op Loan) and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of Buyer, and which has been delivered to the Custodian and the terms of which are reflected in the Custodial Asset Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Custodial Asset Schedule. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Asset File delivered to the Custodian and the terms of which are reflected in the Custodial Asset Schedule.

(d)No Defenses. The Mortgage Loan (and the Assignment of Proprietary Lease related to each Co-op Loan) is not subject to any right of rescission, set‑off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set‑off, counterclaim or defense has been asserted with respect thereto.

(e)Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a generally acceptable insurance carrier, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by Trust Subsidiary as of the date of acquisition, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the lesser of (i) 100% of the insurable value and (ii) the outstanding principal balance of the Mortgage Loan. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is reasonably available, a flood insurance policy meeting the current guidelines of the Federal

Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1974. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming Trust Subsidiary, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without thirty (30) days' prior written notice to the mortgagee. No such notice has been received by Trust Subsidiary. All premiums that have become due on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor's failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. Neither Seller nor Trust Subsidiary has engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by Seller or Trust Subsidiary.

(f)Environmental Compliance. There does not exist on the Mortgaged Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other applicable federal, state or local environmental laws including, without limitation, asbestos, in each case in excess of the permitted limits and allowances set forth in such environmental laws to the extent such laws are applicable to the Mortgaged Property. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any applicable environmental law (including, without limitation, asbestos), rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.

(g)Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth‑in‑lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and Trust Subsidiary shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Buyer, and shall deliver to Buyer, upon demand, evidence of compliance with all such requirements. Trust Subsidiary is in substantial compliance with any applicable law, regulation or rule that (A) imposes liability on a mortgagee or a lender to a mortgagee for upkeep to a Mortgaged Property prior to completion of foreclosure thereon, or (B) imposes liability on a lender to a mortgagee for acts or omissions of the mortgagee or otherwise defines a mortgagee in a manner that would include a lender to a mortgagee.

(h)No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would affect any such release, cancellation, subordination or rescission. Trust Subsidiary has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has Trust Subsidiary waived any default resulting from any action or inaction by the Mortgagor.

(i)Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Custodial Asset Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two‑ to four‑family dwelling, or an individual condominium unit in a low‑rise Co-op Project, or an individual unit in a planned unit development or a de minimis planned unit development; provided, however, that any condominium unit, Co-op Unit or planned unit development shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings or shall conform to underwriting guidelines acceptable to Buyer in its sole discretion and that no residence or dwelling is a manufactured home or a mobile home. No portion of the Mortgaged Property is used for commercial purposes; provided, that, the Mortgaged Property may be a mixed use property if such Mortgaged Property conforms to underwriting guidelines acceptable to Buyer in its sole discretion.

(j)Valid First Lien. The Mortgage is a valid, subsisting, enforceable and perfected with respect to each first lien Mortgage Loan, first priority lien and first priority security interest on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

a.    the lien of current real property taxes and assessments not yet due and payable;
b.    covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in Buyer's title insurance policy delivered to the originator of the Mortgage Loan;
c.    other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.
Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and Trust Subsidiary has full right to pledge and assign the same to Buyer.
(k)Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of Seller or the Trust Subsidiary or the Servicer at the time of acquisition.

(l)Full Disbursement of Proceeds. There is no further requirement for future advances under the Mortgage Loan, and any and all requirements as to completion of any on‑site or off‑site improvement and as to disbursements of any escrow funds therefor have been complied with.

(m)Ownership. Other than as notified by Seller to Buyer in writing on or prior to the related Purchase Date, Trust Subsidiary, is the sole and lawful owner and holder of the related Mortgage Loan and has good and marketable title, free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to grant a security interest in each Mortgage Loan pursuant to this Agreement.

(n)Title Insurance. The Mortgage is insured as a first priority lien by either an ALTA lender's title insurance policy (including endorsements and riders thereto) or other generally acceptable form of policy of title insurance acceptable to prudent mortgage lending institutions making loans in the area where the related Mortgaged Property is located, in each case, issued by a title insurer generally acceptable to prudent mortgage lenders.

(o)Data. The information on the Asset Schedule required to be provided thereon pursuant to the Custodial Agreement is true and correct in all material respects as of the Cut-off Date or such other date or dates on which the information is furnished as specified therein.

(p)No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

(q)No Encroachments; Compliance with Zoning. Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, (A) the related Mortgaged Property consists of a fee simple estate in real property; (B) to the Seller's knowledge, all of the improvements that are included for the purpose of determining the appraised value of such Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach on such Mortgaged Property (unless insured against under the related title insurance policy); and (C) to the Seller's knowledge such Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances.

(r)No Litigation. Other than any customary claim or counterclaim arising out of any foreclosure or collection proceeding relating to any Mortgaged Property, there is no litigation, proceeding or governmental investigation pending, or any order, injunction or decree outstanding, existing or relating to Seller, the Trust Subsidiary or any of their Subsidiaries with respect to the Mortgaged Property that would materially and adversely affect the value of the Mortgaged Property.

(s)Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption or other right available to the Mortgagor or any other person, or restriction on the Trust Subsidiary or any other person, including without limitation, any federal, state or local, law, ordinance, decree, regulation, guidance, attorney general action, or other pronouncement, whether temporary or permanent in nature, that would interfere with, restrict or delay, either (y) the ability of the Trust Subsidiary, Buyer or any servicer or any successor servicer to sell the related

Mortgaged Property at a trustee's sale or otherwise, or (z) the ability of the Trust Subsidiary, Buyer or any servicer or any successor servicer to foreclose on the related Mortgage.

(t)Occupancy of the Mortgaged Property. All material inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. Trust Subsidiary has not received notification from any Governmental Authority that the Mortgaged Property is in material non‑compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. Trust Subsidiary has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. With respect to any Mortgage Loan originated with an “owner‑occupied” Mortgaged Property, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence.

(u)No Additional Collateral. The Mortgage Note is not secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (i) above.

(v)Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

(w)Mortgage Recorded; Transfer of Mortgage Loans. Each original Mortgage was recorded or submitted for recordation in the jurisdiction in which the Mortgaged Property is located. Except with respect to Mortgage Loans intended for purchase by GNMA and for Mortgage Loans registered with MERS, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(x)Due‑On‑Sale. Except with respect to Mortgage Loans intended for purchase by GNMA, and to the extent permitted by applicable law, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(y)No Buydown Provisions; No Graduated Payments or Contingent Interests. Except with respect to Agency Mortgage Loans, the Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Trust Subsidiary, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

(z)Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac.

(aa)No Condemnation Proceeding; No Damage. Neither the Trust Subsidiary nor Ocwen has knowledge of any condemnation proceedings with respect to the Mortgaged Property. To the Seller's knowledge, the Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado, defective construction materials or work, or similar casualty, which would cause such Mortgaged Property to become uninhabitable.

(ab)Collection Practices; Escrow Deposits; Interest Rate Adjustments. The servicing and collection practices used by each Servicer following the acquisition by Trust Subsidiary of the Mortgage Loan with respect to such Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, Trust Subsidiary and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments collected by each Servicer following the acquisition by Trust Subsidiary of the Mortgage Loan have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. All Mortgage Interest Rate adjustments made by each Servicer following the acquisition by Trust Subsidiary of the Mortgage Loan have been made in strict compliance with state and federal law and the terms of the related Mortgage Note.

(ac)Servicemembers Civil Relief Act. The Mortgagor has not notified Trust Subsidiary, and Trust Subsidiary has no knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003.

(ad)No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to Trust Subsidiary on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of Trust Subsidiary, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay.

(ae)No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and Trust Subsidiary has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

(af)No Exception. The Custodian has not noted any material exceptions on a Custodial Asset Schedule with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or Buyer's interest in the Mortgage Loan.

(ag)No Defaults by Seller. There are no defaults by the Seller or, to the Seller's knowledge, the Servicer or any prior originator or servicer in complying with the terms of the related Mortgage, except any such defaults the occurrence of which, in the aggregate, would not reasonably be expected to have a material adverse effect on the value of the related Trust Mortgage Loan or the enforcement of the related Mortgage.

(ah)Description. Each Trust Mortgage Loan conforms in all material respects to the description thereof as set forth on the related Custodial Asset Schedule delivered to the Custodian and Buyer.

(ai)Located in U.S. No collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to a Trust Mortgage Loan is located in any jurisdiction other than in one of the fifty (50) states of the United States of America, the District of Columbia or a territory of the United States.

(aj)Tax Service. If the Mortgage Loan is a Performing Mortgage Loan, such Mortgage Loan is, within sixty (60) days of the related Purchase Date, covered by a life of loan, transferrable real estate tax service contract that may be assigned to Buyer.

(ak)Predatory Lending Regulations; Usury; High Cost Loans. The Mortgage Loan meets or is exempt from applicable state, federal or local laws, regulations and other requirements pertaining to usury. No Mortgage Loan is classified as High Cost Mortgage Loans.

(al)FHA Mortgage Insurance; VA Loan Guaranty. With respect to the FHA Loans (for the avoidance of doubt excluding any Mortgage Loans, with respect to which the FHA Mortgage Insurance has been removed), the FHA Mortgage Insurance Contract is or eligible to be in full force and effect and there exists no impairment to full recovery without indemnity to the Department of Housing and Urban Development or the FHA under FHA Mortgage Insurance. With respect to the VA Loans, the VA Loan Guaranty Agreement is in full force and effect to the maximum extent stated therein. All necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA and the VA, respectively, to the full extent thereof, without surcharge, set‑off or defense. Each FHA Loan and VA Loan was originated in accordance with the criteria of an Agency for purchase of such Mortgage Loans.

(am)Co-op Loan: Valid First Lien. With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related cooperative shares securing the related cooperative note and lease, subject only to (a) liens of the cooperative for unpaid assessments representing the Mortgagor's pro rata share of the cooperative's payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the security interest. There are no liens against or security interests in the cooperative shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority equal to or over Seller's security interest in such Co-op Shares.

(an)Co-op Loan: Compliance with Law. With respect to each Co-op Loan, the related cooperative corporation that owns title to the related cooperative apartment building is a “cooperative housing corporation” within the meaning of Section 216 of the Internal Revenue Code, and is in material compliance with applicable federal, state and local laws which, if not complied with, could have a material adverse effect on the Mortgaged Property.

(ao)Co-op Loan: No Pledge. With respect to each Co-op Loan, there is no prohibition against pledging the shares of the cooperative corporation or assigning the Proprietary Lease. With respect to each Co-op Loan, (i) the term of the related Proprietary Lease is longer than the term of the Co-op Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Co-op Shares owned by such Mortgagor first to the Co-op Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Co-op Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by Aztech Document Systems, Inc. as of the date hereof or includes provisions which are no less favorable to the lender than those contained in such agreement.

(ap)Co-op Loan: Acceleration of Payment. With respect to each Co-op Loan, each Assignment of Proprietary Lease contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the material benefits of the security provided thereby. The Assignment of Proprietary Lease contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Co-op Unit is transferred or sold without the consent of the holder thereof.

(aq)No Bankruptcy. As of the initial Purchase Date, except as otherwise disclosed on the Asset Schedule, no Mortgage Loan is subject to any pending bankruptcy or insolvency proceeding.

(ar)Asset File. All documents required to be delivered as part of the Asset File, have been delivered to the Custodian or held by an attorney in connection with a foreclosure pursuant to an Attorney Bailee Letter and all information contained in the related Asset File (or as otherwise provided to Buyer) in respect of such Trust Mortgage Loan is accurate and complete in all material respects.

(as)Previously Financed Trust Mortgage Loans. The Trust Mortgage Loan shall not have been a Trust Mortgage Loan which has previously been included as collateral (directly or indirectly, through an assignment of related equity or otherwise) under any other financing arrangement sponsored by the Guarantor, the Seller or their respective Affiliates and Subsidiaries and removed therefrom as a result of a breach of the eligibility criteria thereunder; provided, however that this representation and warranty shall not apply to any Trust Mortgage Loan that has been removed from such a financing arrangement if the reason for such removal was solely that such Trust Mortgage Loan breached a concentration limit contained therein and such Trust Mortgage Loan was otherwise in compliance with the representations and warranties of such financing arrangement.

(at)Qualified Mortgage. Such Trust Mortgage Loan was not originated or refinanced on or after January 10, 2014, or such Trust Mortgage Loan is a “Qualified Mortgage” pursuant to Section 129C of the federal Truth-in-Lending Act, 15 U.S.C. 1639c, and its promulgating regulation, Regulation Z, 12 C.F.R. Part 1026.

SCHEDULE 1-B
REPRESENTATIONS AND WARRANTIES WITH RESPECT TO REO PROPERTIES

The Seller makes the following representations and warranties to the Buyer, with respect to the REO Property owned by the Trust Subsidiary, as of the initial Purchase Date and each Purchase Price Increase Date and Transition Event Increase Date for such REO Properties and as of any date on which Transaction hereunder relating to the REO Properties is outstanding subject to any exceptions agreed to by Buyer.

(a)Asset File. All documents required to be delivered as part of the Asset File, have been delivered to the Custodian (or solely with respect to REO Property that was a Trust Mortgage Loan subject to a Transaction under the Agreement within fifteen (15) Business Days of such REO Property being acquired by the Trust Subsidiary) or held by an attorney in connection with a foreclosure pursuant to an Attorney Bailee Letter and all information contained in the related Asset File (or as otherwise provided to Buyer) in respect of such REO Property is accurate and complete in all material respects.

(b)Ownership. Other than as notified by Seller to Buyer in writing on or prior to the related Purchase Date, Trust Subsidiary, is the sole and lawful owner and holder of the related REO Property and has good and marketable title, free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to grant a security interest in each REO Property pursuant to this Agreement.

(c)REO Property as Described. The information set forth in the Asset Schedule required to be provided thereon pursuant to the Custodial Agreement is true and correct in all material respects as of the initial Purchase Date and each Purchase Price Increase Date.

(d)Taxes, Assessments and Other Charges. All taxes, homeowner or similar association fees, charges, and assessments, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid.

(e)No Litigation. Other than any customary claim or counterclaim arising out of any foreclosure or collection proceeding relating to any REO Property, there is no litigation, proceeding or governmental investigation pending, or any order, injunction or decree outstanding, existing or relating to Seller, the Trust Subsidiary or any of their Subsidiaries with respect to the REO Property that would materially and adversely affect the value of the REO Property.

(f)Hazard Insurance. All buildings or other customarily insured improvements upon the REO Property are insured by an insurer against loss by fire, hazards of extended coverage and such other hazards in an amount not less than the BPO value.

(g)Flood Insurance.    If the improvements on the REO Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards at the time of origination of the Mortgage Loan that resulted in the REO Property, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier in an amount representing commercially reasonable coverage.

(h)Property Management. The ownership, leasing, management and collection practices used by the Property Manager and any sub-contract managers with respect to the REO Properties have been in all material respects legal, proper, prudent and customary in the residential ownership, leasing, and property management business, and are in compliance with all applicable laws and regulatory requirements, and all necessary licenses, permits and regulatory requirements pertaining thereto have been obtained and remain in full force and effect, except to the extent it does not have and would not be reasonably expected to have a material adverse effect on the value, use, leasing or marketability of such REO Property or result in any liability to, claim against or obligation of Buyer or material liability or obligation on the part of Seller or Guarantor.

(i)No Mechanics' Liens. To the best of the Seller's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material affecting the related REO Property.

(j)No Damage. To the best of the Seller's knowledge, the REO Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado, defective construction materials or work, or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances) which would cause such REO Property to become uninhabitable.

(k)No Condemnation. To the best of the Seller's knowledge, there is no proceeding pending, or threatened, for the total or partial condemnation of the REO Property.

(l)Environmental Matters. To the best of the Seller's knowledge, there is no pending action or proceeding directly involving the REO Property in which compliance with any environmental law, rule or regulation is an issue or is secured by a secured lender's environmental insurance policy.

(m)Location and Type of REO Property. Each REO Property is located in the U.S. or a territory of the U.S. and consists of a one- to four-unit residential property, which may include, but is not limited to, a single-family dwelling, townhouse, condominium unit, or unit in a planned unit development. No REO Property is a manufactured home.

(n)Renovation Standards. If the REO Property is a Rental Property, it satisfies the Renovation Standards.

(o)Leases. If the REO Property is a Rental Property, it has a written, executed lease agreement in the form approved by Buyer, with an initial lease term of at least 6 months, a tenant gross income ratio of less than 40%, is with a third party tenant (on an arms-length basis without payment support by borrower or its affiliates), and such tenant shall not be in bankruptcy at the time of the lease is signed.

(p)Eviction. Each eviction proceeding relating to a REO Property has been properly commenced and there is no valid defense or counterclaim by anyone with respect thereto.

(q)Illegal Activity; Compliance with Requirements of Law. No portion of any REO Property has been or will be purchased by the Seller, the Trust Subsidiary or any Affiliate thereof with proceeds of any illegal activity. Each REO Property (including the leasing and intended use thereof) complies with all applicable Requirements of Law, including, without limitation, building and zoning ordinances and codes and all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits, required for the legal leasing, use, occupancy, habitability and operation of the REO Property, have been obtained and are in full force and effect, except as would not reasonably be expected to have a material adverse effect on the value, use, occupation, leasing or marketability of such

REO Property or to result in any liability to, claim against or obligation of Buyer or material liability or obligation on the part of the Seller, the Guarantor or the Trust Subsidiary. There is no consent, approval, order or authorization of, and no filing with or notice to, any court or Governmental Authority related to the operation, use or leasing of the REO Property that has not been obtained, except as would not reasonably be expected to have a material adverse effect on the value, use, occupation, leasing or marketability of such REO Property or to result in any liability to, claim against or obligation of Buyer or material liability or obligation on the part of the Seller, the Guarantor or the Trust Subsidiary. There has not been committed by the Seller, the Guarantor, the Trust Subsidiary, or any other Person in occupancy of or involved with the operation, use or leasing of the REO Property any act or omission affording any Governmental Authority the right of forfeiture as against the REO Property or any part thereof.

(r)Previously Financed REO Properties. The REO Property shall not have been a REO Property which has previously been included as collateral (directly or indirectly, through an assignment of related equity or otherwise) under any other financing arrangement sponsored by the Guarantor, the Seller or their respective Affiliates and Subsidiaries and removed therefrom as a result of a breach of the eligibility criteria thereunder; provided, however that this representation and warranty shall not apply to any REO Property that has been removed from such a financing arrangement if the reason for such removal was solely that such REO Property breached a concentration limit contained therein and such REO Property was otherwise in compliance with the representations and warranties of such financing arrangement.

(s)Title Insurance and Deed. With respect to any REO Property that has been a Rental Property for 90 days or more, the Asset File for such REO Property shall include the following:
(1) Either (x) a title insurance policy insuring fee simple ownership of such REO Property by the Trust Subsidiary in an amount equal to or greater than (i) with respect to any REO Property the related Mortgage Loan of which was not owned by the Trust Subsidiary at the time such Mortgage Loan converted to a REO property, the most recent BPO value at the time such REO Property was acquired by the Trust Subsidiary and (ii) with respect to any REO Property the related Mortgage Loan of which was owned by the Trust Subsidiary at the time such Mortgage Loan converted to a REO Property, the most recent BPO value at the time of such conversion, in each case, issued by a Qualified Title Insurance Company with no title exceptions other than Liens of the type described in clause (j) of Schedule 1-A or (y) a marked or initialed binding commitment that is effective as a title insurance policy in respect of such REO Property in an amount equal to or greater than the price at which such REO Property was purchased, issued by a Qualified Title Insurance Company with no title exceptions other than Liens of the type described in clause (j) of Schedule 1-A, which commitment shall be accompanied by such other affidavits, transfer declarations and other documents necessary for the recordation of the deed for such Property and issuance of such title insurance policy. If a title insurance policy provided in the Asset File with respect to a REO Property initially consists of a marked or initialed binding commitment, then the Seller shall include in the Asset File a fully issued title insurance policy for such REO Property in the form and with the coverages and endorsements as provided in such marked or initialed binding commitment within ninety (90) days following the acquisition date for any REO Property by the Trust Subsidiary.
(2) A deed for such REO Property conveying the REO Property to the Trust Subsidiary, with vesting in the actual name of the Trust Subsidiary with a certification from a Responsible Officer that such REO Property's deed has been recorded.

(t)Utilities and Public Access. To the Seller's knowledge, the REO Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the REO Property for its intended uses and all public utilities necessary or convenient to the full use and enjoyment of the REO Property are located either in the public right-of-way abutting the REO Property (which are connected so as to serve the REO Property without passing over other property) or in recorded easements serving the REO Property and such easements are set forth in and insured by the applicable title insurance policy and all roads necessary for the use of the REO Property for its intended purposes have been completed and dedicated to public use and accepted by all Governmental Authorities, except as would not reasonably be expected to have a material adverse effect on the value, use, occupation, leasing or marketability of such REO Property or to result in any liability to, claim against or obligation of Buyer or material liability or obligation on the part of the Seller, the Guarantor or the Trust Subsidiary.

SCHEDULE 1-C
REPRESENTATIONS AND WARRANTIES WITH RESPECT TO INTERESTS
The Seller makes the following representations and warranties to the Buyer, with respect to the Trust Interests, as of the Purchase Date for the Trust Interests, as of the date of this Agreement and as of any date on which Transaction hereunder relating to the Trust Interests is outstanding.

(a)Trust Interests. The Trust Interests constitute all the issued and outstanding trust interests of all classes of the Trust Subsidiary and are certificated.

(b)Duly and Validly Issued. All of the shares of the Trust Interests have been duly and validly issued.

(c)Trust Interests as Securities. The Trust Interests (a) constitute “securities” as defined in Section 8-102 of the Uniform Commercial Code (b) are not dealt in or traded on securities exchanges or in securities markets, (c) do not constitute investment company securities (within the meaning of Section 8-103(c) of the Uniform Commercial Code) and (d) are not held in a securities account (within the meaning of Section 8-103(c) of the Uniform Commercial Code).

(d)Beneficial Owner. Subject to the terms of the Program Agreements, Seller is the sole record and beneficial owner of, and has title to, the Trust Interests, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created herein pursuant to the terms of the Program Agreements.

(e)Reserved.

(f)Conveyance; First Priority Lien. Upon delivery to the Buyer of the certificates evidencing the Trust Interests (and assuming the continuing possession by the Buyer of such certificate in accordance with the requirements of applicable law) and the filing of a financing statement covering the Trust Interests in the State of Delaware and naming the Seller as debtor and the Buyer as secured party, Seller has conveyed and transferred to Buyer all of its right, title and interest to the Trust Interests, including taking all steps as may be necessary in connection with the indorsement, transfer of power, delivery and pledge of all Trust Interests as “securities” (as defined in Section 8-102 of the Uniform Commercial Code) to Buyer. The Lien granted hereunder is a first priority Lien on the Trust Interests.

(g)No Waiver. The Seller has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Trust Agreements except as agreed to by Buyer in writing.

SCHEDULE 2

AUTHORIZED REPRESENTATIVES
SELLER AUTHORIZATIONS
Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:
Authorized Representatives for execution of Program Agreements and amendments

Name	Title	Signature

Authorized Representatives for execution of Transaction Requests and day-to-day operational functions

Name	Title	Signature

GUARANTOR AUTHORIZATIONS
Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Guarantor under this Agreement:
Authorized Representatives for execution of Program Agreements and amendments

Name	Title	Signature

Authorized Representatives for execution of Transaction Requests and day-to-day operational functions

Name	Title	Signature

BUYER AUTHORIZATIONS
Any of the persons whose signatures and titles appear below, including any other authorized persons, are authorized, acting singly, to act for Buyer under this Agreement:

Name	Title	Signature
Ryan Stark	Director
Randal Johnson	Director
Mary Conners	Director
Menahem Namer	Vice President
Casey Rust	Vice President
Vanessa Wiley	Vice President
Andrew McDermott	Vice President

EXHIBIT A-1
Form of Purchase Price Increase Request
Deutsche Bank AG, Cayman Islands Branch
60 Wall Street, 3rd Floor
New York, NY 10005
Attention: Loan Operations
Email:    abs.conduits@db.com
bilat.deals-ny@db.com

Ladies and Gentlemen:
Pursuant to Section 3.b of that certain Master Repurchase Agreement, dated as of September 12, 2013 (the “Agreement”), between Deutsche Bank AG, Cayman Islands Branch (“Buyer”) and Altisource Residential, L.P. (“Seller”), Seller hereby requests that Buyer enter into a Purchase Price Increase with respect to the Trust Mortgage Loans and/or REO Properties set forth on Schedule 1 attached hereto (the “Subject Assets”) on [________], 20[__] (the “Purchase Price Increase Date”) in connection with the [acquisition of such Trust Mortgage Loans and/or REO Properties][increase in the Asset Value of such Trust Mortgage Loans and/or REO Properties]. Capitalized terms used herein without definition have the meanings given in the Agreement.
Seller acknowledges and agrees that Buyer has no obligation to fund, but may in its sole and exclusive discretion elect to fund, the Purchase Price Increase requested herein on any Business Day prior  the Purchase Price Increase Date contemplated in this request. The undersigned Seller expressly acknowledges and agrees that the election by the Buyer to fund the Purchase Price Increase on any day prior to the related Purchase Price Increase Date shall not constitute or be deemed to be an amendment, waiver or other modification of the notice requirements set forth in the Agreement.
[Pursuant to Schedules 1-A, 1-B and 1-C of the agreement, Seller requests that Buyer agree to and waive the exceptions described in Schedule 2 with respect to the Subject Assets.]

SELLER: Altisource Residential, L.P. By: ___________________________ Name: Title:

Schedule 1 to Purchase Price Increase Request

(Attachment: Asset Schedule)

[Schedule 2 to Purchase Price Increase Request]
[Exceptions to Representations and Warranties]

EXHIBIT A-2
Form of TRANSITION event Increase Request
Deutsche Bank AG, Cayman Islands Branch
60 Wall Street, 3rd Floor
New York, NY 10005
Attention: Loan Operations
Email:    abs.conduits@db.com
bilat.deals-ny@db.com

Ladies and Gentlemen:
Pursuant to Section 3.f of that certain Master Repurchase Agreement, dated as of September 12, 2013 (the “Agreement”), between Deutsche Bank AG, Cayman Islands Branch (“Buyer”) and Altisource Residential, L.P. (“Seller”), Seller hereby requests that Buyer enter into a Transition Event Increase with respect to the Trust Mortgage Loans and/or REO Properties, as described on Schedule 1 attached hereto on [________], 2013 (the “Transition Event Increase Date”). Capitalized terms used herein without definition have the meanings given in the Agreement.
Seller acknowledges and agrees that Buyer has no obligation to fund, but may in its sole and exclusive discretion elect to fund, the Transition Event Increase requested herein on any Business Day prior  the Transition Event Increase Date contemplated in this request. The undersigned Seller expressly acknowledges and agrees that the election by the Buyer to fund the Transition Event Increase on any day prior to the related Transition Event Increase Date shall not constitute or be deemed to be an amendment, waiver or other modification of the notice requirements set forth in the Agreement.

SELLER: Altisource Residential, L.P. By: ___________________________ Name: Title:

Schedule 1 to Transition Event Increase Request
(Attachment: Asset Schedule)

EXHIBIT B
Form of transaction Request
Deutsche Bank AG, Cayman Islands Branch
60 Wall Street, 3rd Floor
New York, NY 10005
Attention: Loan Operations
Email:    abs.conduits@db.com
bilat.deals-ny@db.com

Ladies and Gentlemen:
Pursuant to Section 3.b of that certain Master Repurchase Agreement, dated as of September 12, 2013 (the “Agreement”), between Deutsche Bank AG, Cayman Islands Branch (“Buyer”) and Altisource Residential, L.P. (“Seller”), Seller hereby requests that Buyer enter into a Transaction with respect to the Trust Interests and a Purchase Price Increase with respect to the Trust Mortgage Loans and REO Properties set forth on Schedule 1 attached hereto (the “Subject Assets”) on [________], 2013 (“Purchase Price Increase Date”). Capitalized terms used herein without definition have the meanings given in the Agreement.
Seller acknowledges and agrees that Buyer has no obligation to fund, but may in its sole and exclusive discretion elect to fund, the Purchase Price Increase requested herein on any Business Day prior  the Purchase Price Increase Date contemplated in this request. The undersigned Seller expressly acknowledges and agrees that the election by the Buyer to fund the Purchase Price Increase on any day prior to the related Purchase Price Increase Date shall not constitute or be deemed to be an amendment, waiver or other modification of the notice requirements set forth in the Agreement.
[Pursuant to Schedules 1-A, 1-B and 1-C of the Agreement, Seller requests that Buyer agree to and waive the exceptions described in Schedule 2 with respect to the Subject Assets.]

SELLER: Altisource Residential, L.P. By: ___________________________ Name: Title:

Schedule 1 to Transaction Request

(Attachment: Asset Schedule)

[Schedule 2 to Transaction Request]

[Exceptions to Representations and Warranties]

EXHIBIT C
LOAN ACTIVITY REPORT

EXHIBIT D-1
FORM OF SELLER POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that Altisource Residential, L.P. (“Seller”) hereby irrevocably constitutes and appoints Deutsche Bank AG, Cayman Islands Branch (“Buyer”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney‑in‑fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Buyer's discretion:

(a)
in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Buyer under Master Repurchase Agreement (as amended, restated or modified, the “Agreement”), dated September 12, 2013, among Buyer, Altisource Residential, L.P. (“Seller”) and Altisource Residential Corporation (“Guarantor”) or owned by ARLP Trust 2 (“Trust Subsidiary”) and subject to the Agreement (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;

(b)	to pay or discharge taxes and liens levied or placed on or threatened against the Assets;

(c)
(i) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iii) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (v) to defend any suit, action or proceeding brought against Seller with respect to any Assets; (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (vii) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer's option and Seller's expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Assets and Buyer's Liens thereon and to effect the intent of this power of attorney, all as fully and effectively as Seller might do;

(d)
for the purpose of carrying out the transfer of servicing with respect to the Assets from Seller to a successor servicer appointed by Buyer in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Seller hereby gives Buyer the power and right, on behalf of Seller, without assent by Seller, to, in the name of Seller or its own name, or otherwise, prepare and send or cause to be sent “good‑bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Buyer in its sole discretion;

(e)	for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law;

(f)	for the purpose of transferring real estate owned property from Seller's subsidiary by execution and delivery of a deed.

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.
Seller also authorizes Buyer, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.
The powers conferred on Buyer hereunder are solely to protect Buyer's interests in the Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.
TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER'S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.
[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW.]

IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and Seller's seal to be affixed this ______ day of ____________, 201___.

ALTISOURCE RESIDENTIAL, L.P.,
as Seller

By: Altisource Residential GP, LLC,
          its general partner

By: Altisource Residential Corporation,
                the sole member of the general partner

By:____________________
Name: Kenneth D. Najour
Title: Chief Financial Officer

STATE OF	)
	)	ss.:
COUNTY OF	)
On the ______ day of ____________, 201__ before me, a Notary Public in and for said State, personally appeared ________________________________, known to me to be _____________________________________ of Altisource Residential, L.P., the institution that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.
IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.
_____________________________
Notary Public
My Commission expires ________________________________

EXHIBIT D-2
FORM OF TRUST SUBSIDIARY POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that Christiana Trust, a division of Wilmington Savings Fund Society, FSB, not in its individual capacity but as Trustee of ARLP Trust 2 (“Trust Subsidiary”), hereby irrevocably constitutes and appoints Deutsche Bank AG, Cayman Islands Branch (“Buyer”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney‑in‑fact with full irrevocable power and authority in the place and stead of Trust Subsidiary and in the name of Trust Subsidiary or in its own name, from time to time in Buyer's discretion:

(a)
in the name of Trust Subsidiary, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Buyer under Master Repurchase Agreement (as amended, restated or modified, the “Agreement”), dated September 12, 2013, among Buyer, Altisource Residential, L.P. (“Seller”) and Altisource Residential Corporation (“Guarantor”) or owned by ARLP Trust 2 (“Trust Subsidiary”) and subject to the Agreement (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Buyer for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;

(b)	to pay or discharge taxes and liens levied or placed on or threatened against the Assets;

(c)
(i) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Buyer or as Buyer shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iii) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (v) to defend any suit, action or proceeding brought against Trust Subsidiary with respect to any Assets; (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (vii) above and, in connection therewith, to give such discharges or releases as Buyer may deem appropriate; and (viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Buyer were the absolute owner thereof for all purposes, and to do, at Buyer's option and Trust Subsidiary's expense, at any time, and from time to time, all acts and things which Buyer deems necessary to protect, preserve or realize upon the Assets and Buyer's Liens thereon and to effect the intent of this power of attorney, all as fully and effectively as Trust Subsidiary might do;

(d)
for the purpose of carrying out the transfer of servicing with respect to the Assets from Trust Subsidiary to a successor servicer appointed by Buyer in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Trust Subsidiary hereby gives Buyer the power and right, on behalf of Trust Subsidiary, without assent by Trust Subsidiary, to, in the name of Trust Subsidiary or its own name, or otherwise, prepare and send or cause to be sent “good‑bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Buyer in its sole discretion;

(e)	for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law;

(f)	for the purpose of transferring real estate owned property from Trust Subsidiary by execution and delivery of a deed.

Trust Subsidiary hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.
Trust Subsidiary also authorizes Buyer, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.
The powers conferred on Buyer hereunder are solely to protect Buyer's interests in the Assets and shall not impose any duty upon it to exercise any such powers. Buyer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Trust Subsidiary for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.
TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, TRUST SUBSIDIARY HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER'S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.
[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW.]

IN WITNESS WHEREOF Trust Subsidiary has caused this Power of Attorney to be executed and Trust Subsidiary's seal to be affixed this ______ day of ____________, 201___.

ARLP Trust 2, as Trust Subsidiary

By:	Christiana Trust, a division of Wilmington Savings Fund Society, FSB, not in its individual capacity but as Trustee of ARLP Trust 2

By:____________________
Name:
Title:

STATE OF	)
	)	ss.:
COUNTY OF	)
On the ______ day of ____________, 201__ before me, a Notary Public in and for said State, personally appeared ________________________________, known to me to be _____________________________________ of Christiana Trust, a division of Wilmington Savings Fund Society, FSB, not in its individual capacity but as Trustee of ARLP Trust 2, the institution that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.
IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.
_____________________________
Notary Public
My Commission expires ________________________________

EXHIBIT E
SELLER'S, guarantor's and trust subsidiary's TAX IDENTIFICATION NUMBER

Altisource Residential, L.P.: 45-5560957

Altisource Residential Corporation: 46-0633510

EXHIBIT F
EXISTING INDEBTEDNESS

The Master Repurchase Agreement, dated as of March 22, 2013, among Credit Suisse First Boston Mortgage Capital LLC, as buyer, Altisource Residential, L.P., as seller, ARLP Trust, as trust subsidiary, and Altisource Residential Corporation, as guarantor, with a maximum facility amount of $100,000,000.

EXHIBIT G
FORM OF SERVICER NOTICE AND ACKNOWLEDGEMENT
[Date]
[Ocwen Mortgage Servicing, Inc.], as Servicer
[ADDRESS]
Attention: ___________

Re:
Master Repurchase Agreement, dated as of September 12, 2013 (the “Repurchase Agreement”), by and among Altisource Residential, L.P. (the “Seller”), Altisource Residential Corporation (the “Guarantor”) and Deutsche Bank AG, Cayman Islands Branch (the “Buyer”).

Ladies and Gentlemen:
[Ocwen Mortgage Servicing, Inc.] (the “Servicer”) is servicing certain mortgage loans for Seller and ARLP Trust 2 (the “Trust Subsidiary”) pursuant to that certain Servicing Agreement (the “Servicing Agreement”), [dated as of December 21, 2012, among the Servicer and the Seller]. The Servicer is hereby notified and acknowledges that Trust Subsidiary is the “owner” of the Mortgage Loans (as defined below) for purposes of the Servicing Agreement and that the Seller is the owner of the beneficial ownership interest in the Mortgage Loans. The Servicer is hereby notified that, pursuant to the Repurchase Agreement, Seller has sold to Buyer, among other things, all of Seller's beneficial ownership interest in (i) certain mortgage loans (the “Mortgage Loans”) which are serviced by Servicer and (ii) the Servicing Agreement.
Servicer hereby acknowledges and agrees that, upon receipt of a notice from Buyer of an event of default under the Repurchase Agreement (“Notice of Event of Default”) in which Buyer shall identify the Mortgage Loans the Seller's rights in which are then owned by Buyer under the Repurchase Agreement (i) the Servicer shall segregate all amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with Buyer's written instructions and (ii) Buyer shall accede to all of the rights of Seller and Trust Subsidiary under the Servicing Agreement. Following such Notice of Event of Default, Servicer shall (i) follow the instructions of Buyer with respect to the Mortgage Loans and (ii) deliver to Buyer (1) within 60 days after December 31 of each calendar year, beginning with the calendar year in which such Notice of Event of Default was delivered, Uniform Single Attestation Program (USAP) reports and any other reports which are prepared by the Servicer pursuant to Reg AB (as defined below) relating to the prior calendar year and (2) any other information with respect to the Mortgage Loans reasonably requested by Buyer. “Reg AB” shall mean Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarifications and interpretations as have been provided by the U.S. Securities and Exchange Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506 - 1,631 (Jan. 7, 2005)) or by the staff of the U.S. Securities and Exchange Commission, or as may be provided by the U.S. Securities and Exchange Commission or its staff from time to time.
Servicer also acknowledges and agrees that, pursuant to the Repurchase Agreement, upon Buyer's delivery of a Notice of Event of Default or notice of a Servicer Termination Event (as defined in the Repurchase

Agreement), Buyer shall have the right to immediately terminate the Servicer's right to service the Mortgage Loans without payment of any penalty or termination fee under the Servicing Agreement and Servicer agrees that, upon receipt of such notice or upon resignation of Servicer, Servicer shall cooperate in transferring the servicing of the Mortgage Loans to a successor servicer appointed by Buyer in its sole discretion.
[Servicer also acknowledges and agrees that upon reasonable prior notice, Buyer will be permitted during normal business hours to examine, inspect and make copies and extracts of any documents, data, records or other information relating to the Mortgage Loans, but solely to the extent such documents, data, records or other information relates to the Mortgage Loans. Such examination or inspection shall not occur more frequently than annually unless an Event of Default has occurred and is continuing.][NOT APPLICABLE TO INTERIM SERVICERS]
[Servicer also acknowledges that, pursuant to the Repurchase Agreement, an event of default will occur if the Servicer fails to deposit (i) into the “Servicer Custodial Account” (as defined in the Repurchase Agreement), no later than two (2) business days after receipt thereof, all collections received by Servicer in respect of the Mortgage Loans referenced in this notice; provided, however, any collections received in connection with sales of Mortgage Loans shall be deposited by Servicer directly into the into “Collection Account” (as defined in the Repurchase Agreement) or (ii) into the “Collection Account” (as defined in the Repurchase Agreement), on or prior to the 10th business day of each month, all collections received by the Servicer in respect of the Mortgage Loans referenced in this notice. Servicer agrees to comply with the timing of deposits set forth above.][NOT APPLICABLE TO INTERIM SERVICERS]
Notwithstanding any contrary information which may be delivered to the Servicer by Seller, the Servicer may conclusively rely on any information or Notice of Event of Default delivered by Buyer, and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or Notice of Event of Default.
Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following addresses:
Deutsche Bank AG, Cayman Islands Branch
60 Wall Street, 3rd Floor
New York, NY 10005
Attention: Loan Operations
Email:    abs.conduits@db.com
bilat.deals-ny@db.com

With a Copy to:

Deutsche Bank Securities Inc.
60 Wall Street, 3rd Floor
New York, NY 10005
Attention: Structured Credit Mortgage Team
Email:    csg.repo@list.db.com

[signature page follows]

Very truly yours,

ALTISOURCE RESIDENTIAL, L.P.,
as Seller

By: Altisource Residential GP, LLC,
its general partner

By: Altisource Residential Corporation,
the sole member of the general partner

By:____________________
Name: Kenneth D. Najour
Title: Chief Financial Officer

ARLP Trust 2,
as Trust Subsidiary
By: Christiana Trust, a division of
Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as
Owner Trustee

By:____________________
Name:
Title:

ACKNOWLEDGED AND AGREED:
OCWEN MORTGAGE SERVICING, INC.,
as Servicer

By:____________________
Name:
Title:

EXHIBIT H
FORM OF PROPERTY MANAGER NOTICE AND ACKNOWLEDGEMENT
[Date]
[Altisource Solutions S.À.R.L.], as Property Manager
[ADDRESS]
Attention: ___________

Re:
Master Repurchase Agreement, dated as of September 12, 2013 (the “Repurchase Agreement”), by and among Altisource Residential, L.P. (the “Seller”), Altisource Residential Corporation (the “Guarantor”) and Deutsche Bank AG, Cayman Islands Branch (the “Buyer”).

Ladies and Gentlemen:
[Altisource Solutions S.À.R.L., on behalf of itself and its subsidiaries (collectively, the “Property Manager”), is performing certain property management services for Seller and ARLP Trust 2 (the “Trust Subsidiary”) pursuant to that certain Master Services Agreement (the “Services Agreement”), dated as of December 21, 2012, between the Property Manager and the Guarantor].
The Property Manager is hereby notified and acknowledges that the Trust Subsidiary is the “owner” of the REO Properties (as defined below) for purposes of the Services Agreement and that the Seller is the owner of the beneficial ownership interest in the REO Properties. The Property Manager is hereby notified that, pursuant to the Repurchase Agreement, Seller has sold to Buyer, among other things, Seller's beneficial ownership interest in (i) certain REO properties (the “REO Properties”) which are managed by Property Manager and (ii) the Services Agreement.
Property Manager hereby acknowledges and agrees that, upon receipt of a notice from Buyer of an event of default under the Repurchase Agreement (“Notice of Event of Default”) in which Buyer shall identify the REO Properties the Seller's rights in which are then owned by Buyer under the Repurchase Agreement (i) the Property Manager shall segregate all amounts collected on account of such REO Properties, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with Buyer's written instructions and (ii) Buyer shall accede to all of the rights of Seller and Trust Subsidiary under the Services Agreement. Following such Notice of Event of Default, Property Manager shall follow the instructions of Buyer with respect to the REO Properties and shall deliver to Buyer any information with respect to the REO Properties reasonably requested by Buyer.
Property Manager also acknowledges and agrees that, pursuant to the Repurchase Agreement, upon Buyer's delivery of a Notice of Event of Default or notice of a Property Manager Termination Event (as defined in the Repurchase Agreement), Buyer shall have the right to immediately terminate the Property Manager's right to manage the REO Properties without payment of any penalty or termination fee under the Services Agreement and Property Manager agrees that, upon receipt of such notice or upon resignation of Property Manager, Property Manager shall cooperate in transferring the management of the related REO Properties to a successor property manager appointed by Buyer in its sole discretion.

Property Manager also acknowledges and agrees that upon reasonable prior notice, Buyer will be permitted during normal business hours to examine, inspect and make copies and extracts of any documents, data, records or other information relating to the REO Properties, but solely to the extent such documents, data, records or other information relates to the REO Properties. Such examination or inspection shall not occur more frequently than annually unless an Event of Default has occurred and is continuing.
Property Manager also acknowledges that, pursuant to the Repurchase Agreement, an event of default will occur if the Property Manager fails to deposit (i) into the “Property Manager Custodial Account” (as defined in the Repurchase Agreement), no later than two (2) business days after receipt thereof, all collections received by Property Manager in respect of the REO Properties referenced in this notice; provided, however, that any such proceeds payable in connection with a Bulk REO Sale (as defined in the Repurchase Agreement) shall be deposited by the Property Manager directly into the into Collection Account or (ii) into the “Collection Account” (as defined in the Repurchase Agreement), on or prior to the 10th business day of each month, all collections received by the Property Manager in respect of the REO Properties referenced in this notice. Property Manager agrees to comply with the timing of deposits set forth above.
Notwithstanding any contrary information which may be delivered to the Property Manager by Seller, the Property Manager may conclusively rely on any information or Notice of Event of Default delivered by Buyer, and Seller shall indemnify and hold the Property Manager harmless for any and all claims asserted against it for any actions taken in good faith by the Property Manager in connection with the delivery of such information or Notice of Event of Default.
Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following addresses:
Deutsche Bank AG, Cayman Islands Branch
60 Wall Street, 3rd Floor
New York, NY 10005
Attention: Loan Operations
Email:    abs.conduits@db.com
bilat.deals-ny@db.com

With a Copy to:

Deutsche Bank Securities Inc.
60 Wall Street, 3rd Floor
New York, NY 10005
Attention: Structured Credit Mortgage Team
Email:    csg.repo@list.db.com

[signature page follows]

Very truly yours,

ALTISOURCE RESIDENTIAL CORPORATION, as Guarantor

By:____________________
Name: Kenneth D. Najour
Title: Chief Financial Officer

ARLP Trust 2, as Trust Subsidiary

By: Christiana Trust, a division of
Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as
Owner Trustee

By:____________________
Name:
Title:

ACKNOWLEDGED AND AGREED:
ALTISOURCE SOLUTIONS S.À.R.L.

By:____________________
Name:
Title:

EXHIBIT I

FORM OF TRUST ASSIGNMENT AGREEMENT

[________], 20[__]
For as further set forth in this assignment and contribution letter (the “Assignment”), [Christiana Trust, a division of Wilmington Savings Fund Society, FSB, not in its individual capacity but as Trustee of ARLP Trust] (“Assignor”)[, a wholly owned subsidiary of Altisource Residential, L.P. (“Parent”)] does hereby transfer, assign and otherwise convey to Christiana Trust, a division of Wilmington Savings Fund Society, FSB, not in its individual capacity but as Trustee of ARLP Trust 2 (“Assignee”), a wholly owned subsidiary of Parent and its successors and assigns, without recourse, all rights, title and interest of Assignor, as of the date hereof, in, to and under each of the assets set forth on Schedule A hereto (the “Assets”).

It is intended that the transfer, assignment or other conveyance of Assignor's right, title and interest in, to and under the Assets pursuant to this Assignment shall constitute, and shall be construed as, a true transfer of such Assets by the Assignor to the Assignee, and not a grant of a security interest to secure a loan. However, if any of such transfer, assignment or other conveyance is deemed to be in respect of a loan, it is intended that:  (a) the rights and obligations of the parties shall be established pursuant to the terms of this Assignment; (b) the Assignor has granted to the Assignee a first priority security interest in all of its right, title and interest in, to and under the Assets to secure payment of such loan; and (c) this Assignment shall constitute a security agreement under applicable law.  The Assignor will, to the extent consistent with this Assignment, take such reasonable actions as may be necessary to ensure that, if this Assignment were deemed to create a security interest in such Assets, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Assignment. Assignor hereby authorizes Assignee, and Assignee hereby authorizes any assignee, transferee or pledge of any trust certificates issued by Assignee, to make all filings (including UCC filings) necessary in any jurisdiction to perfect the transfers and assignments herein contemplated and to preserve the lien created by this Assignment.
[Each of the parties hereto acknowledges and agrees that the transfer, assignment and conveyance contemplated by this Assignment shall be deemed to be a (i) distribution of the Assets to the Parent in respect of the Parent's existing beneficial ownership interest in the Assignor and (ii) a simultaneous contribution of such Assets to the Assignee, as an additional deposit to the trust estate of the Assignee in respect of the Parent's existing ownership interest in the Assignee.][IF ASSIGNOR IS ALSO SUB OF ALTISOURCE USE THIS AND DEFINE “PARENT” IN FIRST PARAGRAPH AS APPROPRIATE]
THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS).
THIS ASSIGNMENT IS EXECUTED WITHOUT RECOURSE AND WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESSED, IMPLIED OR IMPOSED BY LAW.

Each party hereto shall execute, acknowledge and deliver to the other party all documents, and shall take all actions, reasonably required by such other party from time to time to confirm or effect the transactions contemplated hereby.
This Assignment may be signed in any number of counterparts, which may be delivered electronically, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.
It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Christiana Trust, a division of Wilmington Savings Fund Society, FSB, a federal savings bank, not individually or personally but solely as Owner Trustee of [each of the Assignor and the Assignee], in the exercise of the powers and authority conferred and vested in it under the Trust Agreement for [each of the Assignor and the Assignee], (b) each of the representations, undertakings and agreements herein made on the part of [the Assignor and] the Assignee is made and intended not as personal representations, undertakings and agreements by Christiana Trust but is made and intended for the purpose for binding only [the Assignor and] the Assignee, (c) nothing herein contained shall be construed as creating any liability on Christiana Trust, individually or personally, to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through or under the parties hereto, and (d) under no circumstances shall Christiana Trust be personally liable for the payment of any indebtedness or expenses of [the Assignor or] the Assignee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by [the Assignor or] the Assignee under this Agreement or any other related documents.
[Signatures appear on the following page]

[___________________],
as Assignor

By:____________________
Name:
Title:

ARLP TRUST 2,
as Assignee

By: CHRISTIANA TRUST, A DIVISION OF WILMINGTON SAVINGS FUND SOCIETY, FSB, not in its individual capacity but solely as Owner Trustee

By:____________________
Name:
Title:

SCHEDULE A

Assets Schedule